Exhibit 10.12

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Dated as of August 14, 2013

SCHUFF INTERNATIONAL INC., a Delaware corporation (“Schuff International”), and the other Persons listed in Schedule 1.1 (collectively, jointly and severally, the “Borrower”), and WELLS FARGO CREDIT, INC., a Minnesota corporation (the “Lender”), hereby agree as follows:

RECITALS

The Borrower and the Lender have entered into an Amended and Restated Credit and Security Agreement dated as of December 18, 2008, as amended from time to time prior to the date hereof (as so amended, the “Original Amended and Restated Credit Agreement”).

The Lender has agreed to make certain loan advances to the Borrower pursuant to the terms and conditions set forth in the Original Amended and Restated Credit Agreement.

The parties wish to amend and restate the Original Amended and Restated Credit Agreement in its entirety.

NOW THEREFORE, in consideration of the premises and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

“Accounts” means, with respect to any Person, all of the accounts of the Person, as such term is defined in the UCC, including each and every right of the Person to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Person or by some other person who subsequently transfers such person’s interest to the Person, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including ail Liens) which the Person may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Advance” means a Revolving Advance or the Real Estate Term Advance, as the context requires.

“Affiliate” or “Affiliates” means, with respect to any Person, any other Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Credit and Security Agreement.

“Airplane Security Agreement” means the Aircraft and Engine Security Agreement encumbering the Plane.

“Availability” means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

“Banking Day” means a day on which the Federal Reserve Bank of New York is open for business.

“Book Net Worth” means the aggregate of the common and preferred stockholders’ equity in the Borrower, determined in accordance with GAAP.

“Borrowing Base” means at any time the lesser of:

(a) the Maximum Line; or

(b) the sum of:

(i) 85% of Eligible Quincy Accounts plus the lesser of (x) $3,000,000.00, or (y) 85% of Accounts owed by Mollycorp to Borrower (which do not constitute Eligible Non-Quincy Accounts solely as a result of a failure to satisfy Romanette (i) of the definition of Eligible Accounts) through December 31, 2013, plus

(ii) the lesser of (a) $15,000,000.00, or (b) 20% of Eligible Non-Quincy Accounts, plus

(iii) the lesser of (a) $9,324,000.00, which amount shall be automatically reduced by $225,000.00 on the first day of each month commencing on September 1, 2013, by all amounts which are paid to Lender pursuant to Section 6.2(c) of the Credit Agreement and by all amounts paid to Lender pursuant to Section 6.28 of the Credit Agreement until such time as said amount is equal to $0.00), or (b) 85% of the Net Orderly Liquidation Value of Eligible Equipment, plus

2

(iv) the lesser of (a) the lesser of (x) 49% of Eligible Inventory, or (y) 85% of the Net Orderly Liquidation Value of the Eligible Inventory, or (b) $15,000,000.00, plus

(v) $2,762,000.00 (the “Plane Amount”), which Plane Amount shall be automatically reduced by $31,250.00 on the first day of each month and which amount shall automatically be reduced to $0.00 on May 1, 2018, plus

(vi) the lesser of (a) $7,500,000.00 (which amount shall automatically be reduced by $62,500.00 on September 1, 2013, and on the first day of each month thereafter through and until the Real Estate Facility Termination Date, at which point it shall be equal to $0.00), or (b) 20% of the fair market value of the Real Property, as determined by appraisals which are acceptable to the Lender in its sole discretion (such lesser amount, the “Real Estate Sublimit”), minus

(vii) $5,000,000.00.

“Capital Expenditures” means for a period, any expenditure of money during such period for the lease, purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower’s balance sheet.

“Cash” means, when used in connection with any Person, all monetary and non-monetary items (other than currency of any country of the United States of America) owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

“Cash Equivalents” means, when used in connection with any Person, that Person’s investments in:

(a) Government Securities due within one year after the date of the making of the investment;

(b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State given on the date of such investment a credit rating of at least Aa by Moody’s Investors Service, Inc. or AA by Standard & Poor’s Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the investment;

(c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and reverse repurchase agreements covering Government Securities executed by, the Lender or any bank, savings and loan or savings bank doing business in and incorporated under the laws of the United States of America or any State thereof and having on the date of such investment combined capital, surplus and undivided profits of at least $250,000,000.00, in each case due within one year after the date of the making of the investment;

3

(d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and reverse repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the laws of any jurisdiction outside the United States of America having on the date of such investment combined capital surplus and undivided profits of at least $500,000,000.00, in each case due within one year after the date of the making of the investment; and

(e) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any State thereof given on the date of such investment the highest credit rating by Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group (a division of McGraw-Hill, Inc.), in each case due within two hundred seventy (270) days after the date of the making of the investment.

“Cash Equivalent Value” means, with respect to any Cash Equivalents, the value of the Cash Equivalents, in form and amount as valued by the Lender.

“Change of Control” means that the Schuff family shall cease to directly or indirectly control at least 51% of the voting rights in each entity constituting the Borrower.

“Collateral” means all of the Accounts, chattel paper, deposit accounts, documents, the Real Estate, the Plane, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, and letters of credit of the Borrower (or any of them), all sums on deposit in any Collateral Account, any items in any Lockbox and all other personal property of the Borrower; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower (or any of them) that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing, in each case, whether now owned or hereafter acquired.

“Collateral Account” has the meaning given to it in Section 2.11.

“Commitment” means the Lender’s commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

4

“Credit Facility” means the credit facility being made available to the Borrower by the Lender under Article II.

“Daily Three Month LIBOR” means for any day, the rate of interest equal to LIBOR then in effect for delivery for a three (3) month period. When interest is determined in relation to Daily Three Month LIBOR, each change in the interest rate shall become effective each Business Day that Lender determines that Daily Three Month LIBOR has changed.

“Debt” of a Person means as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

“Default Period” means any period of time beginning on the day an Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been waived.

“Default Rate” means an annual interest rate equal to three percent (3%) over the Floating Rate and the Term Floating Rate, as applicable, which interest rates shall change when and as the Floating Rate and Term Floating Rate, as applicable, change.

“Director” means, with respect to any Person, a director if the Person is a corporation, a manager or a Person with similar authority if the Person is a limited liability company, or a general partner if the Person is a partnership.

“EBITDA” means, with respect to any fiscal period, Borrower’s consolidated Net Income (or loss), minus extraordinary gains, interest income, non-operating income and income tax benefits and decreases in any change in LIFO reserves, plus non-cash extraordinary losses, Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case, determined on a consolidated basis in accordance with GAAP.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate”, with respect to any Person, means any trade or business (whether or not incorporated) that is a member of a group which includes the Person and which is treated as a single employer under Section 414 of the IRC.

5

“Eligible Accounts” means all unpaid Accounts of Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

(i) That portion of Accounts unpaid 90 days or more after the invoice date or, if the Lender in its discretion has determined that a particular dated Account may be eligible, that portion of such Account which is unpaid more than 30 days past the stated due date or more than 120 days past the invoice date;

(ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

(iii) That portion of Accounts in excess of ten percent (10%) of Accounts in the aggregate which are not yet earned by the final delivery of goods or rendition of services, as applicable, by Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

(iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

(v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which Quincy Joist has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

(vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

(vii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

(viii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower or any of its Subsidiaries;

6

(ix) Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any Lien in favor of any Person other than the Lender;

(x) That portion of Accounts that has been restructured, extended, amended or modified;

(xi) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

(xii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Eligible Accounts;

(xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 15% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (x) above; and

(xiv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

“Eligible Equipment” means that Equipment of Borrower designated by Lender as eligible from time to time in its sole discretion, but excluding Equipment having any of the following characteristics:

(a) Equipment that is subject to any Lien other than in favor of Lender or the Term Lenders;

(b) Equipment that has not been delivered to the Premises;

(c) Equipment in which Lender does not hold a first priority security interest;

(d) Equipment that is obsolete or not currently saleable;

(e) Equipment that is not covered by standard “all risk” hazard insurance for an amount equal to its forced liquidation value;

(f) Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to Lender or any potential purchaser of such Equipment;

(g) Equipment consisting of computer hardware, software, tooling, or molds; and

(h) Equipment otherwise deemed unacceptable by Lender in its sole discretion.

7

“Eligible Inventory” means all raw steel Inventory of the Borrower, valued at the lower of cost or market in accordance with GAAP; but excluding any raw steel Inventory having any of the following characteristics:

(i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender’s favor; subject to any lien or encumbrance that is subordinate to the Lender’s first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

(ii) Work-in-process Inventory;

(iii) Inventory that is damaged, defective, obsolete, slow moving (taking into consideration the nature and circumstances of Borrower’s business, together with industry norms, customs and practices) or not currently saleable in the normal course of the Borrower’s operations, or the amount of such Inventory that has been reduced by shrinkage;

(iv) Inventory that the Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

(v) Inventory manufactured by the Borrower pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such inventory;

(vi) Inventory that is subject to a Lien in favor of any Person other than the Lender;

(vii) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

“Eligible Non-Quincy Accounts” means that portion of Eligible Accounts owed to the Borrower entities other than Quincy Joist.

“Eligible Quincy Accounts” means that portion of Eligible Accounts owed to Quincy Joist.

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“Equipment” means, with respect to any Person, all of the Person’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and

8

recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Person.

“Event of Default” has the meaning specified in Section 7.1.

“Financial Covenants” means the covenants set forth in Section 6.2.

“Fixed Charge Coverage Ratio” means (i) EBITDA, minus (a) unfinanced Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and (b) cash taxes paid during such period, to the extent greater than zero, to (ii) Fixed Charges for such period. “Fixed Charges” means, with respect to any fiscal period and with respect to a Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense) and (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to capital leases, but excluding principal payments made with respect to the Revolving Advances (unless there is a corresponding reduction in the Lender’s Commitment).

“Floating Rate” means an interest rate equal to the sum of (i) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) four percent (4.00%).

“Free Cash Flow” means, for the applicable period, EBITDA minus principal payments minus cash interest minus unfinanced Capital Expenditures minus distributions minus cash taxes paid.

“Funding Date” has the meaning given in Section 2.1.

“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

“General Intangibles” means, with respect to any Person, all of the Person’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Person’s name, and the goodwill of the Person’s business.

“Government Securities” means readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America.

“Guarantor(s)” means 19th Avenue/Buchanan Limited Partnership, and any other Person now or hereafter guarantying the Obligations.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

9

“IRC” means the Internal Revenue Code of 1986.

“Infringe” means when used with respect to Intellectual Property Rights, any infringement or other violation of Intellectual Property Rights.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Interest Expense” means, with respect to the Borrower, for a fiscal year-to-date period, the total gross interest expense of the Borrower on a consolidated basis during such period (excluding interest income), and shall in any event include (i) interest expense (whether or not paid) on all Debt of the Borrower (on a consolidated basis), (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt of the Borrower (on a consolidated basis) to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

“Inventory” means, with respect to any Person, all of the Person’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means, with respect to any Person, all of the Person’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

“Issuer” means the issuer of any Letter of Credit.

“L/C Amount” means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

“L/C Application” means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

“Lender Affiliate” means with respect to the Lender, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Lender, including any Subsidiary of the Lender.

“Letter of Credit” has the meaning specified in Section 2.4.

10

“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8th of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR
100% - LIBOR Reserve Percentage

(a) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by Lender for the purpose of calculating the effective Floating Rate for loans that reference Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans. Borrower understands and agrees that Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Lender in its discretion deems appropriate, including but not limited to the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

(b) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Lender for expected changes in such reserve percentage during the applicable term of the Revolving Note.

“Licensed Intellectual Property” has the meaning given in Section 5.11(c).

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Documents” means this Agreement, the Revolving Note, the Real Estate Term Note, the Security Documents, any guaranty entered into by any Guarantor, and each L/C Application, together with every other agreement, note, document, contract or instrument to which the Borrower or any Guarantor now or in the future may be a party and which is required by the Lender.

“Lockbox” shall have the meaning given to it in Section 2.11.

“Maturity Date” means June 30, 2018.

“Maximum Line” means $50,000,000.00.

“Multiemployer Plan” means, with respect to any Person, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which such Person or any ERISA Affiliate contributes or is obligated to contribute.

“Net Cash Proceeds” means the cash proceeds of any asset sale (including cash proceeds received as deferred payments pursuant to a note,

11

installment receivable or otherwise, but only upon actual receipt) net of (a) attorney, accountant, and investment banking fees, (b) brokerage commissions,(c) amounts required to be applied to the repayment of debt secured by a Lien not prohibited by this Agreement on the asset being sold, and (d) taxes paid or reasonably estimated to be payable as a result of such asset sale.

“Net Income” (or “Net Loss”) means, with respect to any Person, the fiscal year-to-date after-tax net income (or net loss) from continuing operations as determined in accordance with GAAP.

“Net Orderly Liquidation Value” means a professional opinion of the probable Net Cash Proceeds that could be realized at a properly advertised and professionally conducted liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.

“Note” or “Notes” collectively means the Third Replacement Revolving Note and the Real Estate Term Note and any note issued in substitution or replacement thereof.

“Obligation of Reimbursement” has the meaning given in Section 2.6(a).

“Obligations” means the Advances (whether or not evidenced by the Notes), the Obligation of Reimbursement, any and all Swap Obligations and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender or any Lender Affiliate under this Agreement or any Loan Document, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone, a Lender Affiliate alone, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquid or unliquid, or sole, joint, several or joint or joint and several, and including all indebtedness and obligations of the Borrower arising under any Loan Document, Swap Agreement or guaranty between Borrower and the Lender or between Borrower and any Lender Affiliate, whether now in effect or hereafter entered into.

“Officer” means with respect to any Person, an officer if the Person is a corporation, a manager or a Person with similar authority if the Person is a limited liability company, or a partner if the Person is a partnership.

“Owned Intellectual Property” has the meaning given in Section 5.11(a).

“Owner” means with respect to any Person, each Person having legal or beneficial title to an ownership interest in such Person or a right to acquire such an interest.

“Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by Borrower’s Owners on taxable income earned by Borrower and attributable to the Owners as a result of Company’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which the highest marginal income tax rate for

12

federal and state (for the state or states in which any Owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the Owners from or through Borrower.

“Pension Plan” means, with respect to any Person, a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Person or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Lien” has the meaning given in Section 6.3(a).

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan” means, with respect to any Person, an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Person or any ERISA Affiliate.

“Plane” means that certain 2006 Hawker Beechcraft airplane, model Hawker 850XP, serial number 258761, registration mark N761XP, with two TFE731-5BR engines, serial numbers P129175 and P129171, including all avionics and options installed therein, together with all present and future accessories, parts, repairs, replacements, substitutions, attachments, modifications, renewals, additions, improvements, up-grades and accessions thereto, but shall not include any equipment or parts installed on a temporary, loaner or exchange basis.

“Premises” means all premises where the Borrower conducts its business and has title or any rights of possession, including the premises legally described in Exhibit C attached hereto.

“Quincy Joist” means Quincy Joist Company, a Delaware corporation.

“Real Estate” means the real property encumbered by the Real Property Security Documents.

“Real Estate Facility Maturity Date” means June 30, 2018.

“Real Estate Facility Termination Date” means the earliest of (i) the Real Estate Facility Maturity Date, (ii) the date the Borrower terminates the Credit Facility, (iii) the Maturity Date, or (iv) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

“Real Estate Term Advance” has the meaning specified in Section 2.19(a).

“Real Estate Term Note” means the $10,000,000.00 Real Estate Term Note in favor of the Lender, as the same may be renewed and amended from time to time, and all replacements thereto.

“Real Property Security Documents” means the mortgages, deeds of trust, deeds to secure debt and any other documents delivered to the Lender from time to time to encumber the Real Estate and assign the rents, issues and profits therefrom.

13

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Revolving Advance” has the meaning given in Section 2.1.

“Revolving Note” means the $50,000,000.00 Third Replacement Revolving Note in favor of the Lender, as the same may be renewed and amended from time to time and all replacements thereto.

“Security Documents” means this Agreement, the Real Property Security Documents, the Airplane Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations.

“Security Interest” has the meaning given in Section 3.1.

“Special Account” means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.6.

“Subsidiary” means, with respect to any Person, any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Person, by the Person and one or more other Subsidiaries of the Person, or by one or more other Subsidiaries of the Person.

“Swap Agreement” means any agreement between the Borrower, the Lender or any affiliate of Lender with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary shall be a Swap Agreement.

“Swap Obligations” of Borrower means any and all obligations of Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Term Floating Rate” means an interest rate equal to the sum of (i) the greater of (A) 1.00%, and (B) Daily Three Month LIBOR, which interest rate shall change whenever Daily Three Month LIBOR changes, plus (ii) 6.00%.

14

“Termination Date” means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

“Total Debt” means all indebtedness of the Borrower.

“UCC” means the Uniform Commercial Code as in effect in the state designated in Section 8.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

“Wells Fargo Bank” means Wells Fargo Bank Arizona, National Association, unless the context otherwise requires.

Section 1.2 Other Definitional Terms; Rules of Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to or a part of, this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY

Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the “Funding Date”) to the Termination Date (the “Revolving Advances”) in an aggregate principal amount at any time outstanding not to exceed the Availability. The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability.

The Borrower’s obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.12, and reborrow.

15

Section 2.2 Procedures for Requesting Advances. The Borrower shall comply with the following procedures in requesting Revolving Advances:

(a) Time for Requests. The Borrower shall request each Advance not later than 11:00 a.m., Phoenix, Arizona time (the “Cut-Off Time”) on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, to be confirmed in writing by the Borrower if so requested by the Lender, shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower’s agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

(b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower’s demand deposit account maintained with Wells Fargo Bank unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

Section 2.3

Section 2.3.1 [INTENTIONALLY DELETED]

Section 2.3.2 Increased Costs; Capital Adequacy; Funding Exceptions. If a Related Lender (as defined below) determines at any time that its Return (as defined below) has been reduced as a result of any Rule Change, such Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.3:

(a) “Capital Adequacy Rule” means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender (as defined below), including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit. Notwithstanding anything herein to the contrary (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Capital Adequacy Rule”, regardless of the date enacted, adopted or issued.

(b) “L/C Rule” means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank

16

or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

(c) “Related Lender” includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

(d) “Return,” for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Related Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

(e) “Rule Change” means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority’s assessment of such Related Lender’s financial condition.

The initial notice sent by the Related Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender’s Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Related Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Related Lender’s calculation in any such notice shall be conclusive and binding absent demonstrable error.

Section 2.4 Letters of Credit.

(a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a “Letter of Credit”) for the Borrower’s account by guaranteeing payment of the Borrower’s obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of (i) $5,000,000.00 less the Letter of Credit Amount, or (ii) Availability.

17

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

(b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

(c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

Section 2.5 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender’s sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

Section 2.6 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

(a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower’s obligation to pay all such amounts is herein referred to as the “Obligation of Reimbursement”).

(b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

18

(c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower’s inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

(d) The Borrower’s obligation to pay any Revolving Advance made under this Section 2.6 shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.8.

Section 2.7 Obligations Absolute. The Borrower’s obligations arising under Section 2.6 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the “Related Documents”);

(b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

(c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

(d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Section 2.8 Interest; Default Interest; Participations; Usury.

(a) Note. Except as set forth in subsections (b) and (d), (i) the outstanding principal balance of the Revolving Note and each Revolving Advance shall bear interest at the Floating Rate, and (ii) the outstanding principal balance of the Real Estate Term Note and the Real Estate Term Advance shall bear interest at the Term Floating Rate.

19

(b) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender’s election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender’s election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

(c) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.8(c), along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.8, or otherwise elects to accept less than its pro rata share of such fees, charges and other amounts due under this Agreement.

(d) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest, Default Interest, fees payable hereunder, and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest, Default Interest, fees payable hereunder, and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it will be deemed a mutual mistake and any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount (or if there is no existing indebtedness, refunded to the Borrower) so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. All amounts constituting interest will be spread throughout the full term of the indebtedness evidenced hereby in determining whether interest exceeds lawful amounts. The Borrower agrees that the interest rate contracted for herein includes the interest rate set forth in this Section 2.8 plus any other charges or fees set forth herein and costs and expenses incident to this transaction paid by the Borrower to the extent that they are deemed interest under applicable law. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

20

Section 2.9 Fees.

(a) Amended and Restated Fee. The Borrower shall pay to the Lender, on the date hereof, a fully earned, non-refundable, amended, restated and origination fee in the amount of $37,500.00.

(b) Audit Fees. The Borrower shall pay the Lender, on demand, reasonable audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower’s operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $125.00 per hour per auditor), together with all actual out-of-pocket costs and expenses reasonably incurred in conducting any such audit or inspection.

(c) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of three percent (3.00%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the “Aggregate Face Amount”), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however, that during Default Periods, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such fee shall increase to six percent (6.0%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.

(d) Letter of Credit Administrative Fees. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

(e) Termination and Line Reduction Fees. If (i) the Lender terminates the Credit Facility as a result of the occurrence of an Event of Default, or if (ii) the Borrower terminates the Credit Facility or reduces the Maximum Line on a date prior to the Maturity Date, then the Borrower shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line (or the reduction of the Maximum Line, as the case may be) calculated as follows: (A) three percent (3.0%) if the termination or reduction occurs on or before June 30, 2015; (B) two percent (2.0%) if the termination or reduction occurs after June 30, 2015 but on or before June 30, 2017; and (C) one percent (1.0%) if the termination or reduction occurs after June 30, 2017.

(f) Waiver of Termination Fees. The Borrower will not be required to pay the termination fees otherwise due under subsection (e) if such termination is made because of refinancing by an affiliate of the Lender.

21

(g) Unused Line Fee. For the purposes of this Section 2.9(g), “Unused Amount” means the Maximum Line reduced by outstanding Revolving Advances. The Borrower agrees to pay to the Lender an unused line fee at the rate of one-half of one percent (0.50%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first Banking Day of the month and on the Termination Date.

(h) Other Fees. The Lender may from time to time charge additional fees: (i) for Revolving Advances made and Letters of Credit issued in excess of Availability (which over-advance fees are currently $500 per day when there is no Default Period and $1,000 per day when a Default Period exists, and may be charged for each day that the over-advance exists); (ii) in lieu of imposing interest at the Default Rate during a Default Period; (iii) for wire transfer fees; and (iv) for other fees which are customarily charged by the Lender and are reasonable in amount. Fees charged pursuant to clause (ii) above will not exceed the Default Rate which could be charged because of the Default or Event of Default permitting the fees. Neither the charging nor the payment of overadvance fees shall be deemed to excuse or waive the Borrower’s obligation to comply with provisions of Section 2.13 or to waive any Default of the Borrower arising from the Borrower’s failure to comply with the provisions of Section 2.13. The Borrower’s request for a Revolving Advance in excess of Availability, the issuance of a Letter of Credit in excess of Availability or the Borrower’s failure to comply with the provisions of Section 2.13 shall constitute the Borrower’s agreement to pay the over-advance fees described in such notice.

(i) Real Estate Term Advance Closing Fee. The Borrower shall pay to the Lender, on the date hereof, a fully earned, non-refundable Real Estate Term Advance origination fee in the amount of $100,000.00

(j) Real Estate Term Advance Prepayment Fee. If the Real Estate Term Advance is prepaid in whole or in part prior to the Real Estate Facility Maturity Date for any reason, then on the date of any such prepayment, the Borrower shall pay to the Lender as liquidated damages and not as a penalty a prepayment fee in an amount equal to (i) three percent (3.0%) of the amount prepaid, if prepayment occurs on or before [insert date that is first anniversary of closing]; and (ii) two percent (2.0%) of the amount prepaid, if prepayment occurs after [insert date that is first anniversary of closing] but on or before [insert date that is second anniversary of closing].

(k) [Intentionally Deleted]

(l) [Intentionally Deleted]

(m) [Intentionally Deleted]

(n) [Intentionally Deleted]

(o) [Intentionally Deleted]

22

(p) Facility Fee. The Borrower agrees to pay an annual facility fee in the amount of $100,000.00 on each February 1st. All such amounts shall be paid in full when due regardless of whether they become due in any partial year.

(q) [Intentionally Deleted]

Section 2.10 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.

(a) Time For Interest Payments. Accrued and unpaid interest accruing on Advances shall be due and payable on the first day of each month and on the Termination Date (each an “Interest Payment Date”), or if any such day is not a Banking Day, on the next succeeding Banking Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Banking Day, payment shall be made on the next succeeding Banking Day.

(b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

(c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.11 Lockbox; Collateral Account; Application of Payments.

(a) Lockbox and Collateral Account.

(i) If an Event of Default occurs and the Lender requests that they do so, or regardless of whether or not an Event of Default or Default Period exists, if the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00 for five consecutive business days, then in either event (A) the Borrower shall instruct all account debtors to pay all its Accounts directly to a lockbox (the “Lockbox”) established with Wells Fargo Bank or another bank selected by the Lender and reasonably satisfactory to the Borrower and (B) the Borrower shall execute and deliver to the Lender a lockbox agreement in form and substance satisfactory to the Lender in its sole and absolute judgment. If, notwithstanding such instructions, the Borrower receives any payments on their Accounts, the Borrower shall deposit such payments into a collateral account maintained with Lender (the “Collateral Account”). The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account if received at a time that the Borrower is required to deposit payments on their Accounts into the Collateral

23

Account. In addition, and regardless of whether or not an Event of Default or Default Period exists, if the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00 for five consecutive business days, then in such event, all proceeds of Collateral received by Borrower shall be immediately deposited in the Collateral Account. In all such events, until so deposited, the Borrower shall hold all such payments and cash proceeds received by it in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

(ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the commercial or other accounts. Borrower shall be liable as an endorser on all items deposited by it in the Collateral Account, whether or not in fact endorsed by it.

(b) Application of Payments.

(i) If a Collateral Account has been established and there are funds in the Collateral Account, the Borrower may, from time to time, cause funds in the Collateral Account to be transferred to the Lender’s general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations and termination of the Credit Facility.

(ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations.

Section 2.12 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part; provided that voluntary prepayments of the Real Estate Term Advance shall be in a minimum amount of $250,000.00. The Borrower may terminate the Credit Facility or reduce the Maximum Line at any time if it (i) gives the Lender at least 30 days’ prior written notice and (ii) pays the Lender termination or Maximum Line reduction fees in accordance with Section 2.9(e). Any reduction in the Maximum Line must be in an amount of not less than $500,000.00 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and

24

payable. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower’s expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

Section 2.13 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.13, or under Section 2.12, may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

Section 2.14 Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

Section 2.15 Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes and for any other business purposes determined by Borrower.

Section 2.16 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender’s demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

Section 2.17 Appraisals. Appraisals; Environmental Site Assessments. Borrower shall reimburse the Lender for Lender’s fees, costs and expenses incurred in connection with (i) one appraisal which is performed on the Real Property after June 30, 2013, (ii) one appraisal per year which is performed on Equipment, (iii) one appraisal per year which is performed on Inventory, and (iv) any appraisals performed during the existence of an Event of Default or Default Period. During the existence of an Event of Default or Default Period, Borrower shall reimburse Lender for any environmental site assessments.

Section 2.18 [INTENTIONALLY DELETED]

Section 2.19

(a) Real Estate Term Advance. Upon fulfillment of the applicable conditions set forth in Section 4 of this Agreement, subject to the terms and conditions of this Agreement, on the date hereof, the Lender agrees to make a term loan (the “Real Estate Term Advance”) to the Borrower in an amount equal to $10,000,000. The Lender shall disburse and pay the proceeds of the Real Estate Term Advance to the Borrower or its designee (and in a manner directed by the Borrower, including by wire transfer of cash credit or by crediting the same to the Borrower’s demand deposit account specified in Section 2.2(b)). The Borrower’s obligation to pay the Real Estate Term Advance shall be evidenced by the Real Estate Term Note and shall be secured by the Collateral.

25

(b) Payment of the Real Estate Term Advance. The outstanding principal balance of the Real Estate Term Advance shall be due and payable as follows:

(i) In equal quarterly installments of $166,750.00, beginning on the first day of the first full quarter following the disbursement of the Real Estate Term Advance, and on the 1st day of each quarter thereafter.

(ii) All prepayments of principal with respect to the Real Estate Term Advance shall be applied to the principal installments thereof in the inverse order of maturity.

(iii) On the Real Estate Facility Termination Date, the entire unpaid principal balance of the Real Estate Term Advance, and all unpaid interest accrued thereon, shall also be fully due and payable.

Section 2.20 [INTENTIONALLY DELETED]

Section 2.21 [INTENTIONALLY DELETED]

ARTICLE III

SECURITY INTEREST; OCCUPANCY; SETOFF

Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the Security Interest attach to, or the term “Collateral” be deemed to include (a) any of the outstanding equity interests in a foreign Subsidiary (i) in excess of 65% of the voting power of all classes of equity interests of such foreign Subsidiary entitled to vote in the election of directors or other similar body of such foreign Subsidiary, or (ii) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such foreign Subsidiary’s organization; (b) any equity interest in any foreign Subsidiary that is not a first-tier Subsidiary of a Borrower; (c) any lease, license, contract, property rights or agreement to which a Borrower is a party or any of such Borrower’s rights or interests thereunder, if, and for so long as and to the extent that, the grant of the security interest would constitute or result in (i) the abandonment, invalidation or unenforceability of any material right, title or interest of such Borrower therein, or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law or principles of equity), provided, however, that the security interest (x) shall attach immediately when the condition causing such abandonment, invalidation or unenforceability is remedies, (y) shall attach immediately to any severable term or such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (i) or (ii) above, and (z) shall attach immediately to any such lease, license, contract,

26

property rights or agreement to which the account debtor or such Borrower’s counterparty has consented to such attachment; (d) any equity interest acquired after the date hereof that is an equity interest in an entity other than a Subsidiary of any Borrower, solely to the extent such acquisition is permitted under this Agreement, if the terms of the organizational documents of the issuer of such equity interests do not permit the grant of the security interest in such equity interests by the owner thereof or the applicable Borrower, after employing commercially reasonable efforts, has been unable to obtain any approval or consent to the creation of the security interest therein that is required under such organizational documents, and (e) any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a security interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark.

Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during a Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to one of its account debtors or other obligors, the Lender may, but need not, in the Lender’s name or in the name of the Borrower, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the agent and attorney-in-fact of the Borrower, notify the United States Postal Service to change the address for delivery of the mail of the Borrower to any address designated by the Lender, otherwise intercept the mail of the Borrower, and receive, open and dispose of the Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower’s account or forwarding such mail to the last known address of either the Borrower to whom addressed or Schuff International.

Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender’s name or in the Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Section 3.4 Occupancy.

(a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

(b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

27

(c) The Lender’s right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

(d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth: Name and address of each Debtor:

The names, addresses, federal employer identification numbers and organizational identification number of each Debtor are set forth in Schedule 3.6

Name and address of Secured Party:

Wells Fargo Bank, NA

100 West Washington Street, 15th Floor

MAC S4101-158

Phoenix, Arizona 85003

Federal Employer Identification No. 41-1712687

Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

28

Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrower waives any right it may have to require the Lender to pursue any third person for any of the Obligations.

Section 3.9 Eligible Equipment. The Borrower represents and warrants to the Lender that the equipment listed on Schedule 3.9 is owned on the date of this Agreement by the Borrower indicated as the owner on such Schedule.

ARTICLE IV

CONDITIONS OF LENDING

Section 4.1 [Intentionally Deleted]

Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender’s obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

(a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

(b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.

Section 4.3 Conditions Precedent to Effectiveness of Amended and Restated Credit Agreement. This Agreement shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) The Real Estate Term Note, duly executed by the Borrower.

(b) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

29

(c) A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Agreement, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated August 13, 2003.

(d) A current certificate issued by the Secretary of State of incorporation of the Borrower, certifying that such Person is in compliance with all applicable organizational requirements of such State.

(e) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, except where failure to do so would not have a material adverse effect on the financial condition, properties or operations of Borrower.

(f) A ratification to the guaranty executed by each Guarantor.

(g) Payment of the fees due under Section 2.9, through the date of the Real Estate Term Advance and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

(h) The Amendments to the Real Property Security Documents in the form attached hereto as Exhibit A-4.

(i) Endorsements to all existing policies (or, as applicable, new policies) acceptable to Lender issued by a title insurance company satisfactory to Lender in an amount satisfactory to the Lender in its sole and absolute judgment and insuring that the lien of the Real Property Security Documents to be a first and prior lien upon the Real Estate as security for the Loan, subject only to such exceptions as Lender may expressly approve in writing.

(j) Such other documents as the Lender in its sole discretion may require.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender as follows, except as otherwise disclosed in the Disclosure Schedules at the end of this Agreement:

Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. Each Person comprising the

30

Borrower is a corporation, or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State specified in Schedule 1.1 (Borrower) and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except when failure to be licensed or qualified would not have a material adverse effect on the financial condition, properties or operations of Borrower. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has not done business except under the names set forth in Schedule 5.1. The chief executive office and principal place of business of each Person comprising the Borrower is located at the address set forth in Schedule 5.1; all of its records relating to its business or the Collateral given by it are kept at that location set forth in Schedule 5.1; and all of its Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower’s federal employer identification number is correctly set forth in Schedule 3.6.

Section 5.2 Capitalization. Schedule 5.2 constitutes: (a) a correct and complete list of all Persons holding ownership interests, and/or and having rights to acquire ownership interests which if fully exercised would cause such Person to hold ownership interests, in excess of five percent (5%) of all ownership interests of the Borrower on a fully diluted basis as of the date hereof and (b) an organizational chart showing the ownership structure of all Subsidiaries of the Borrower as of the date hereof.

Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents executed by it and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of its Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents executed by it will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Section 5.5 Subsidiaries. Except as set forth in the Schedule 5.5 hereto, the Borrower has no Subsidiaries as of the date hereof.

Section 5.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2012 and unaudited financial statements for the fiscal-year-to-date period ended [June 30, 2013] and

31

those statements fairly present in all material respects the financial condition of the Borrower and its Affiliates, on a consolidated basis, on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent audited financial statements, there has been no material adverse change in the financial condition, properties or operations of Borrower or any of its Affiliates.

Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries or the properties of the Borrower or any of its Subsidiaries before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries.

Section 5.8 Regulation U. Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.9 Taxes. The Borrower and its Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them, provided that Borrower shall not be required to pay any such taxes, assessments, charges or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made. The Borrower and its Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Subsidiaries, as the case may be, are required to be filed, and the Borrower and its Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, provided that Borrower shall not be required to pay any such taxes, assessments, charges or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 5.10 Titles and Liens. The Borrower has good and absolute title to all Collateral given by it free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

Section 5.11 Intellectual Property Rights.

(a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower or any of its Subsidiaries is the registered owner (the “Owned Intellectual Property”). Except as disclosed on Schedule 5.11, (i) each Person identified on Schedule 5.11 as owning Intellectual Property owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees,

32

writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Person identified on Schedule 5.11 as owning Intellectual Property owns or has been granted any right in its Owned Intellectual Proper, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) each Person identified on Schedule 5.11 as owning Intellectual Property has taken all commercially reasonable action necessary to maintain and protect its Owned Intellectual Property.

(b) Agreements with Employees and Contractors. Each Person identified on Schedule 5.11 as owning Intellectual Property has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to it, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person’s employment or engagement with it (except to the extent prohibited by law), and further requiring such Person to cooperate with it, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

(c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which the Borrower or any of its Subsidiaries has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”) and a summary of any ongoing payments the licensee is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the licenses of the Borrower and its Subsidiaries to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, neither the Borrower nor any of its Subsidiaries is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the businesses of the Borrower and its Subsidiaries as they presently conducted or as the Borrower reasonably foresees conducting it.

(e) Infringement. Except as disclosed on Schedule 5.11, the Borrower and its Subsidiaries have no knowledge of, and have not received any written claim or notice alleging, any Infringement of another Person’s Intellectual Property Rights (including any written claim that the Borrower or any of its Subsidiaries must license or refrain from using the Intellectual Property Rights of any third party) nor, to the knowledge of the Borrower or any of its Subsidiaries, is there any threatened claim or any reasonable basis for any such claim.

33

Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any of its ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status. Neither the Borrower nor any of its ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

Section 5.13 Default. The Borrower and its Subsidiaries are in compliance with all provisions of all agreements, instruments, decrees and orders to which they are parties or by which they or their property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Subsidiaries.

Section 5.14 Environmental Matters.

(a) To the best of the Borrower’s knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower, any of the Borrower’s Subsidiaries or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

(b) To the best knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

(c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises, the Borrower or any Subsidiary of the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the best knowledge of the Borrower, no such matter is threatened or impending.

34

(d) To the best knowledge of the Borrower, the businesses of the Borrower and its Subsidiaries are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the possession of the Person conducting such Business and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

(e) To the best knowledge of the Borrower, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(f) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the businesses of the Borrower and the Subsidiaries of the Persons comprising Borrower.

Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower or any of its Subsidiaries in connection with the Borrower’s request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower’s records pertaining thereto as being obligated to pay such obligation.

Section 5.18 Financial Solvency. Both before and after giving effect to all of the transactions contemplated in the Loan Documents, neither the Borrower nor any of its Subsidiaries taken as a whole:

(a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

35

(b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Subsidiary are unreasonably small;

(c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

(d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

(e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

ARTICLE VI

COVENANTS

So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower’s audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower’s balance sheet as at the end of such fiscal year and the related statements of the Borrower’s income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary of the Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and (iii) a certificate of the Borrower’s chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower’s financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

36

(b) Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiary of the Borrower, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower’s chief financial Officer, substantially in the form of Exhibit B hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower’s financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

(c) Collateral Reports. Monthly, or more frequently if the Lender so requires, the Borrower shall deliver to the Lender a calculation of the Borrowing Base showing in reasonable detail the respective amounts of Eligible Accounts and Eligible Inventory as of the date of the reporting, provided however, in the event that the sum of Availability plus Cash and Cash Equivalents on deposit with Lender at any time is less than $7,500,000.00, said reporting shall be provided once every other week or more frequently if the Lender so requires.

(d) Projections. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower’s good faith projections and certified by the Borrower’s chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

(e) Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower or any of its Subsidiaries (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $250,000.00.

(f) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

37

(g) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan of the Borrower or any of its Subsidiaries has occurred, the Borrower will deliver to the Lender a statement of the Borrower’s chief financial Officer setting forth details as to such Reportable Event and the action which the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower or any Subsidiary fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower’s chief financial Officer setting forth details as to such failure and the action which the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower’s chief financial Officer setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

(h) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (i) any disputes or claims by the customers of the Borrower or any of its Subsidiaries exceeding $250,000.00 individually or $500,000.00 in the aggregate during any fiscal year; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrower.

(i) Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or damage (valued in excess of $100,000.00) to any Collateral or of any material adverse change in any Collateral or the prospect of payment thereof.

(j) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it or any of its Subsidiaries may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the damages of the Borrower or its Subsidiary, copies of any complaint or demand letter submitted by the Borrower or its Subsidiary, and such other information as the Lender may request.

(k) Intellectual Property.

(i) The Borrower will give the Lender 30 days prior written notice of the intent of it or any of its Subsidiaries to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.17, the Borrower will give the Lender 30 days prior written notice of the intent or any of its Subsidiaries to

38

acquire material Intellectual Property Rights to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

(ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement by others of the Intellectual Property Rights of it or any of its Subsidiaries to acquire material Intellectual Property Rights, (B) claims that the Borrower or any of its Subsidiaries is Infringing another Person’s Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of the Intellectual Property Rights of the Borrower or any of its Subsidiaries.

(iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to the Intellectual Property Rights of the Borrower or any of its Subsidiaries.

(l) Reports to Owners. The Borrower will promptly file with the Securities and Exchange Commission copies of all financial statements, reports and proxy statements which the Borrower has sent to its Owners and endeavor to deliver them to the Lender.

(m) SEC Filings. The Borrower will endeavor to deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

(n) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the violation of any law, rule or regulation by the Borrower or any of its Subsidiaries, the non-compliance with which could materially and adversely affect the business or financial condition of the Borrower or any of its Subsidiaries.

(o) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver, or cause to be delivered, to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

Section 6.2 Financial Covenants.

(a) Fixed Charge Coverage Ratio. The Borrower, on a consolidated basis with its Subsidiaries, will maintain a Fixed Charge Coverage Ratio (on a trailing 12-month basis) as of each fiscal quarter end of not less than 1.20: 1.00.

For 2013 only, the Fixed Charge Coverage Ratio shall be calculated without giving regard to (i) a onetime pension plan liability, not to exceed $2,800,000.00, (ii) not more than $1,500,000.00 in legal and other onetime expenses related to Gordon Brothers term financing, and (iii) not more than $500,000.00 in prepayment fees associated with the prepayment of the Gordon Brothers term financing.1

[1]	Subject to review.

39

(b) Total Debt to EBITDA Ratio. The Borrower, on a consolidated basis with all Subsidiaries, shall achieve Total Debt to EBITDA ratio (on a trailing 12-month basis) for each fiscal quarter end of not less than the amounts set forth below:

Quarter Ending	Minimum Required Ratio
December 31, 2012	3.0 to 1
March 31, 2013	3.0 to 1
June 30, 2013	3.0 to 1
September 30, 2013	2.75 to 1
December 31, 2013	2.75 to 1

For 2013 only, the Total Debt to EBITDA Ratio shall be calculated without giving regard to a onetime pension plan liability, not to exceed $2,800,000.00.

(c) Free Cash Flow. The Borrower shall, if requested by the Lender in its sole discretion, on the first day of the first month following Lender’s receipt of Borrower’s audited financial statements of each year, commencing with the 2013 fiscal year, pay 30% of the Free Cash Flow generated in the immediately preceding fiscal year to Lender for application to reduce the outstanding principal balance of the Advances supported by the Eligible Equipment component of the Borrowing Base.

(d) Capital Expenditures. The Borrower shall not in any fiscal year incur unfinanced Capital Expenditures in excess of $5,000,000.00 in the aggregate in any fiscal year.

(e) Minimum Monthly Stop Loss. The Borrower will not permit the Net Loss of Borrower and its Subsidiaries on a consolidated basis to exceed $600,000.00 in the aggregate in any one month or $1,000,000.00 in the aggregate during any two consecutive months during any fiscal year.

(f) Re-Establishment of Financial Covenants. On or before January 15, 2014 and January 15 of each year thereafter, the Borrower and the Lender shall agree in writing on new covenant levels for Sections 6.2(a) - 6.2(f) for such fiscal year, unless the Lender agrees in writing that the then existing covenant levels shall continue for a longer period. The new covenant levels will be based on the projections for such periods and shall be no less stringent than the levels in effect immediately prior thereto. So long as the Lender has acted in good faith in its efforts to establish new covenant levels, the failure to establish new covenant levels by each January 15, regardless of the reason, shall be an Event of Default.

40

Section 6.3 Permitted Liens; Financing Statements.

(a) Neither the Borrower, any of its Subsidiaries, nor any of their ERISA Affiliates will create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, “Permitted Liens”):

(i) in the case of any property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s business or operations as presently conducted;

(ii) Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

(iii) the Security Interest and Liens created by the Security Documents;

(iv) purchase money Liens relating to the acquisition of machinery and equipment not exceeding the lesser of cost or fair market value thereof, not exceeding $50,000.00 for any one purchase or $200,000.00 in the aggregate for the Borrower and its Subsidiaries during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition;

(v) Liens related to precautionary financing statements filed by customers of Borrower or its Subsidiaries describing only materials sold to, and paid for in full by, such customers;

(vi) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(vii) Liens imposed by law, such as landlord, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 60 days past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on its books;

(viii) Liens for taxes, assessments or governmental charges or levies on its property if the same are not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its book; and

41

(ix) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000.00 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

(b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

Section 6.4 Indebtedness. Neither the Borrower nor any of its Subsidiaries will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on behalf of Borrower or any of its Subsidiaries to, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

(a) indebtedness arising hereunder;

(b) indebtedness in existence on the date hereof and listed in Schedule 6.4 hereto;

(c) indebtedness associated with trade payables and short term debt incurred in the ordinary course of business; and

(d) indebtedness relating to Permitted Liens.

Section 6.5 Guaranties. Neither the Borrower nor any of its Subsidiaries will permit any of its Subsidiaries to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

(a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

(b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.5 hereto.

(c) A Guaranty by Schuff International, Inc. of the obligations of Quincy Joist for the benefit of Canam Steel Corporation (“Canam”) applicable to obligations of Quincy Joist contained in a Purchase and Sale of Assets Agreement by and between Quincy Joist and Canam.

(d) guaranties incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(e) guaranties of the Borrower or any Subsidiary of contractual obligations (other than indebtedness) of the Borrower or any Subsidiary that are not prohibited by this Agreement.

42

Section 6.6 Investments and Subsidiaries. Neither the Borrower nor any of its Subsidiaries will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

(a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated “A-1” or “A-2” by Standard & Poors Corporation or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b) travel advances or loans to the Officers and employees of the Borrower and its Subsidiaries not exceeding at any one time $ 100,000.00 for the Borrower and its Subsidiaries in the aggregate;

(c) advances in the form of progress payments, prepaid rent not exceeding two (2) months or security deposits; and

(d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

If the Borrower acquires any new Subsidiary, the Borrower will execute a Collateral Security Agreement covering such Subsidiary and will cause such Subsidiary to execute a guaranty of the Obligations in favor of the Lender or, if the Lender elects, join in this Agreement as a co-borrower.

Section 6.7 Dividends and Distributions. Except as provided in the following sentence, neither the Borrower nor any of its Subsidiaries will declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or other ownership interests or make any payment on account of the purchase, redemption or other retirement of any such stock or other ownership interests or make any distribution in respect thereof, either directly or indirectly, without the consent of the Lender, which consent may not be unreasonably withheld. So long as Borrower is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Wells Fargo may request (including the personal state and federal tax returns (and all related schedules) of each Owner net of any prior year loss carry-forward, Borrower may pay Pass-Through Tax Liabilities.

Section 6.8 Salaries. Neither the Borrower nor any of its Subsidiaries will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or, except as required by any employment agreement listed in Schedule 6.8 or (so long as the stock of Schuff International is publicly traded) approved by an independent compensation committee of the Board of Directors of Schuff International, increase the salary, bonus, commissions, consultant fees or other compensation of any of its Directors, Officers or consultants, or any member of their families, by more than 20% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

43

Section 6.9 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account pertaining to the Collateral. The Borrower and its Subsidiaries will keep accurate books of record and account for themselves and pertaining to their respective businesses and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all of its company and financial books and records at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to it, and to discuss its affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at its expense and the expense of the Borrower, all financial information, books and records, work papers, management reports and other information in their possession regarding it and its Subsidiaries. The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any of its properties at any time during ordinary business hours.

Section 6.10 Account Verification. At any time during the existence of an Event of Default or Default Period or at any time that Availability is less than $8,000,000.00, the Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. At any time during the existence of an Event of Default or Default Period or at any time that Availability is less than $8,000,000.00, the Lender may also at any time and from time to time, after notice to the Borrower, telephone account debtors and other obligors to verify accounts.

Section 6.11 Compliance with Laws.

(a) The Borrower and its Subsidiaries will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect their respective businesses or financial condition and (ii) use and keep the Collateral given by it, and require that others use and keep the Collateral given by it, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

(b) Without limiting the foregoing undertakings, the Borrower and each of its Subsidiaries will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

Section 6.12 Payment of Taxes and Other Claims. The Borrower and its Subsidiaries will pay or discharge when due (a) all taxes, assessments and governmental charges levied or imposed upon it or upon their respective income or profits, upon any of their respective properties (including the Collateral given by them) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes that they are respectively required to be withheld by them, and

44

(c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

Section 6.13 Maintenance of Properties.

(a) The Borrower and its Subsidiaries will keep and maintain, all of their respective property (including the Collateral given by it) and necessary or useful in their respective businesses in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.13 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Person’s judgment, desirable in the conduct of such Person’s business and not disadvantageous in any material respect to the Lender. The Borrower and its Subsidiaries will take all commercially reasonable steps necessary to protect and maintain their respective Intellectual Property Rights.

(b) The Borrower will defend the Collateral given by it against all Liens, claims or demands of all other Persons claiming the Collateral or any interest therein. The Borrower will keep all Collateral given by it free and clear of all Liens except Permitted Liens. The Borrower and its Subsidiaries will take all commercially reasonable steps necessary to prosecute any Person Infringing their respective Intellectual Property Rights and to defend themselves against any Person accusing them of Infringing any Person’s Intellectual Property Rights.

Section 6.14 Insurance. The Borrower and its Subsidiaries will obtain and maintain, insurance with insurers believed by them to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which they operate. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure; and the Borrower will at all times keep all tangible Collateral given by it insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured. If at any time the area in which any Real Property is located is designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in the same business as the Borrower.

45

Section 6.15 Preservation of Existence. The Borrower and its Subsidiaries will preserve and maintain their respective existence and their rights, privileges and franchises necessary or desirable in the normal conduct of their respective business and shall conduct their respective businesses in an orderly, efficient and regular manner.

Section 6.16 Delivery of Instruments, Further Assurances, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral given by it, duly endorsed or assigned by it.

Section 6.17 Sale or Transfer of Assets; Suspension of Business Operations. Except for transfers among the entities constituting Borrower, neither the Borrower nor any of its Subsidiaries will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary of such Person, (ii) all or a substantial part of its assets, or (iii) any Collateral given by it or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations; provided however, subject to the provisions of Section 6.2(d), the Borrower may replace obsolete or damaged machinery, equipment, fixtures or furniture in the ordinary course of business. Neither the Borrower nor any of its Subsidiaries will transfer any part of its ownership interest in any Intellectual Property Rights or permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that such Person may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, such Person will pay over the proceeds to the Lender for application to the Obligations. Neither the Borrower nor any of its Subsidiaries will and will not permit any of its Subsidiaries to, license any other Person to use any of such Person’s Intellectual Property Rights, except that the Borrower and its Subsidiaries may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

Section 6.18 Consolidation and Merger; Asset Acquisitions. Except for mergers between entities constituting the Borrower, neither the Borrower nor any of its Subsidiaries will consolidate with or merge into any other Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

Section 6.19 Sale and Leaseback. Neither the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower or any of its Subsidiaries, as the case may be, shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Person selling or transferring the property intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 6.20 Restrictions on Nature of Business. Neither the Borrower nor any of its Subsidiaries will engage in any line of business materially different from that presently engaged in by such Person or purchase, lease or otherwise acquire assets not related to its business.

Section 6.21 Accounting. Neither the Borrower nor any of its Subsidiaries will make any material change in accounting principles other than as required by GAAP. Neither the Borrower nor any of its Subsidiaries will adopt, permit or consent to any change in such Person’s fiscal year.

46

Section 6.22 Discounts, etc. After notice from the Lender, neither the Borrower nor any of its Subsidiaries will grant, any discount, credit or allowance to any customer of the Borrower or the Subsidiary, as the case may be, or accept any return of goods sold. Neither the Borrower nor any of its Subsidiaries will modify, amend, subordinate, cancel or terminate, the obligation of any account debtor or other obligor of the Borrower or the Subsidiary, as the case may be.

Section 6.23 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

Section 6.24 Place of Business; Name. Neither the Borrower nor any of its Subsidiaries will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

Section 6.25 Constituent Documents. The Borrower will not will amend its Constituent Documents in any manner materially adverse to Lender.

Section 6.26 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof, the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender’s performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as the Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.26.

Section 6.27 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries will engage in any transaction with any of such Person’s Affiliates, except (a) for reasonable allocations of overhead to such Affiliate; (b) in the ordinary course of business,

47

pursuant to the reasonable requirements of such Person’s business, upon fair and reasonable terms no less favorable to such Person than such Person would obtain in a comparable arms’ length transaction, and with the obligations owing to the Affiliate fully subordinated to the Obligations pursuant to a subordination agreement executed by the Affiliate and the Lender in form and substance satisfactory to the Lender; and the transactions described in Schedule 6.27.

Section 6.28 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in Section 6.17, if the Borrower or any of its Subsidiaries sells any of the Collateral or if any of the Collateral is lost or destroyed or taken by condemnation, the Borrower shall, unless otherwise agreed by Lender, pay to Lender as and when received by the Borrower or such Subsidiary and as a mandatory reduction of the outstanding principal balance of the Revolving Advances (and if such Collateral consists of Real Property, (x) with a corresponding permanent reduction in the Real Estate Sublimit component of the Borrowing Base and (y) as a mandatory prepayment of the Real Estate Term Advance of all excess proceeds (if any) after application to the Revolving Advances in an amount not to exceed the amount of Revolving Advances attributable to the Real Estate Sublimit), a sum equal to the proceeds (including insurance payments but net of reasonable costs and taxes incurred in connection with such sale or event) received by the Borrower or such Subsidiary from such sale, loss, destruction or condemnation. Notwithstanding the foregoing, if the proceeds of insurance (net of reasonable costs and taxes incurred) with respect to any loss or destruction of Equipment or Inventory (i) are less than $1,000,000.00, unless an Event of Default or Default Period is then in existence, the Lender shall remit such proceeds to the Borrower for use in replacing or repairing the damaged Collateral, or (ii) are equal to or greater than $1,000,000.00 and the Borrower has requested that the Lender agree to permit the Borrower or the applicable Subsidiary to repair or replace the damaged Collateral, such amounts may, with the consent of the Lender, be remitted to the Borrower to permit such repair or replacement under this clause (ii); provided that such amounts shall remain deposited at all times in the Collateral Account and, to the extent the Borrower or its respective Subsidiary has not used such amounts to repair or replace such damaged Collateral within one-hundred eighty (180) days after the Borrower’s receipt thereof, such amounts shall be paid to the Lender for application to the outstanding principal balance of the Revolving Advances.

ARTICLE VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 7.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events:

(a) Default in the payment of any Obligations when they become due and payable and the continuation of such default for three (3) Business Days;

(b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement, except the covenants and agreements described in Section 7.1(d);

(c) A Change of Control shall occur;

(d) A Default in the performance, or breach of any covenant or agreement of the Borrower in Section 6.1, 6.9, 6.10-6.13 (inclusive), 6.15 or 6.16

48

which is not cured within ten (10) days after the Lender gives the Borrower notice of such default, provided that no notice or cure period shall be applicable with respect to the third and subsequent defaults in respect of the same provisions of this Agreement during the same fiscal year of the Borrower;

(e) The Borrower, any of its Subsidiaries or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or the Borrower, any of its Subsidiaries or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower, any of its Subsidiaries or such Guarantor, as the case may be; or the Borrower, any of its Subsidiaries or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower, any of its Subsidiaries or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower, any of its Subsidiaries or any Guarantor;

(f) A petition shall be filed by or against the Borrower, any of its Subsidiaries or any Guarantor under the United States Bankruptcy Code naming the Borrower, any of its Subsidiaries or such Guarantor as debtor; provided, however, that in the case of a filing of a petition against a Person, if the Person has commenced controverting such petition within thirty (30) days after the filing of the petition and is diligently continuing to controvert the petition, the Lender’s remedy shall be limited to ceasing to make Revolving Advances and to ceasing to cause Letters of Credit to be issued until the earlier (the “Full Remedies Date”) of the date ninety (90) days after the filing of the petition or the date an order for relief is entered against the Person;

(g) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

(h) The rendering against the Borrower or any of its Subsidiaries or any Guarantor of an arbitration award, final judgment, decree or order for the payment of money, which when aggregated with all other such awards, judgments, decrees and orders against the Borrower and its Subsidiaries or any Guarantor, exceeds the sum of $1,000,000.00 in excess of any insurance coverage plus any reserves made for such awards, judgments, decrees and orders, and the continuance of such award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

49

(i) A material default under any bond, debenture, note or other evidence of material indebtedness of the Borrower or any of its Subsidiaries or any Guarantor owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of material indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract, provided that only in the case of a default which does not involve the failure to pay a monetary obligation or a default which can be cured by the payment of money alone, the default must also permit acceleration of the obligations under such agreement or the termination of such agreement;

(j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan of the Borrower or any of its Subsidiaries or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan of the Borrower or any of its Subsidiaries; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan of the Borrower or any of its Subsidiaries or to appoint a trustee to administer any Pension Plan of the Borrower or any of its Subsidiaries; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower, any of its Subsidiaries or any of their ERISA Affiliates shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the assets of the Borrower or any of its Affiliates in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower or any of its Subsidiaries to the Multiemployer Plan under Title IV of ERISA.

(k) An event of default shall occur under any Security Document;

(l) The Borrower or any of its Subsidiaries shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender’s prior written consent;

(m) Default in the payment of any amount owed by the Borrower or any of its Subsidiaries to the Lender other than any indebtedness arising hereunder;

(n) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under his guaranty or support agreement in favor of the Lender, or any other Guarantor shall cease to exist;

50

(o) Any material adverse change in the business or financial condition of the Borrower (taken as a whole) shall occur; or

(p) [Intentionally Deleted]

(q) [Intentionally Deleted]

(r) [Intentionally Deleted]

Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

(a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

(b) the Lender may, by notice to the Borrower (the “Actual Acceleration Notice”), declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without demand, presentment, protest, or other notice of any kind (including, without limitation, notice of dishonor, notice of default, and notice of intent to accelerate the maturity of the Obligation), all of which the Borrower waives except for the Actual Acceleration Notice;

(c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

(d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral given by and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

(e) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.5, an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

(f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

(g) the Lender may exercise any other rights and remedies available to it by law or agreement.

51

Notwithstanding the foregoing or anything to the contrary in any of the other Loan Documents, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind; provided, however, that in the case of an involuntary petition resulting in an Event of Default under subsection (f) of Section 7.1, the Obligations shall be immediately due and payable automatically on the Full Remedies Date without demand, presentment, protest, or notice of any kind (including, without limitation, notice of dishonor, notice of default, notice of intent to accelerate the maturity of the Obligation and actual notice of acceleration), all of which the Borrower waives without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle such Person or any other Person to any other or further notice or demand in similar or other circumstances.

Section 8.3 Addresses for Notices; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered

52

by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

Section 8.4 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, mortgages, deeds of trust, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender or its Affiliates in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

Section 8.6 Indemnity. In addition to the payment of expenses pursuant to Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”):

(i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

(ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b); and

(iii) except to the extent arising from judgments in favor of the Borrower against the Lender on account of the Lender’s

53

breach of its obligations under this Agreement, any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower’s obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder.

Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender’s participants, successors or assigns.

Section 8.8 Execution in Counterparts: Electronic Transmission. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

Section 8.9 Retention of Borrower’s Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

Section 8.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender’s prior written consent. To the extent permitted by law, the Borrower waives and will not

54

assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. THIS AGREEMENT, TOGETHER WITH THE LOAN DOCUMENTS, COMPRISES THE COMPLETE AND INTEGRATED AGREEMENT OF THE PARTIES ON THE SUBJECT MATTER THEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER THEREOF; AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Without limiting the Lender’s right to share information regarding the Borrower and its Affiliates with the Lender’s participants, accountants, participant’s accountants, lawyers, participant’s lawyers and Lender’s and participant’s other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. Except as expressly provided in another Loan Document, the Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Arizona in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in Maricopa County, Arizona; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.14 Co-Borrowers.

(a) All Advances may be made solely to, and all Letters of Credit may be issued for solely the account of, Schuff International, at the Lender’s election, any other Person comprising the Borrower; and in such case they shall be deemed received by all Persons comprising the Borrower. Any payments on the Advances received by the Lender shall be credited to the Advances for the benefit of all Persons comprising the Borrower. It is expressly agreed and understood by each Person comprising the Borrower that Lender shall have no responsibility to inquire into the apportionment, allocation or disposition of any Advances made to another Borrower. Each Person comprising the Borrower hereby irrevocably appoints Schuff International and each other Borrower as its agent and attorney-in-fact for all purposes of the Loan Documents, including, without limitation, the giving and receiving of notices and other communications, the making of requests for Advances and Letters of Credit, the execution and delivery of certificates and the receiving and allocating of Advances from the Lender.

55

(b) Each Person comprising the Borrower represents and warrants to Lender that the joint handling of the Loan is jointly desired by all Persons comprising the Borrower. Each Person comprising the Borrower expects to derive benefit, directly or indirectly, from the joint borrowing.

(c) Neither demand on, nor the pursuit of any remedies against, any Borrower shall be required as a condition precedent to, and neither the pendency nor the prior termination of any action, suit or proceeding against any other Borrower (whether for the same or a different remedy) shall bear on or prejudice the making of a demand on any Borrower by the Lender and commencement against any other Borrower after such demand, of any action, suit or proceeding, at law or in equity, for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy.

(d) Each Person comprising the Borrower agrees to perform the Obligations of the other Persons comprising the Borrower, whether or not it is a party to the Loan Document creating the Obligations. Each Borrower’s liability under the Loan Documents is primary, direct, immediate, joint and several with that of the other Persons comprising the Borrower. Neither (i) the exercise or the failure to exercise by the Lender of any rights or remedies conferred on it under the Loan Documents, hereunder or existing at law or otherwise, or against any security for performance of the Obligations, (ii) the commencement of an action at law or the recovery of a judgment at law against any other Borrower or any surety and the enforcement thereof through levy or execution or otherwise, (iii) the taking or institution or any other action or proceeding against any other Borrower or any surety nor (iv) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by any of the Persons comprising Borrower) by Lender or anyone acting for the Lender, shall extinguish or affect the obligations of any of the Persons comprising the Borrower under the Loan Documents.

(e) Each Borrower hereby expressly waives: (i) all diligence in collection or protection of or realization on the Obligations or any part thereof, any obligation hereunder, or any security for or guarantee of any of the foregoing; (ii) any defense based upon a marshaling of assets; (iii) any defense arising because of the Lender’s election under Section 1111 (b)(2) of the United States Bankruptcy Code (“Bankruptcy Code”) in any proceeding instituted under the Bankruptcy Code; (iv) any defense based on post-petition borrowing or the grant of a security interest by any other Borrower under Section 364 of the Bankruptcy Code; (v) any duty on the part of the Lender to disclose to any other Person comprising Borrower any facts Lender may now or hereafter know about any other Person comprising the Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which such Person intends to assume or has reason to believe that such facts are known such Person or has a reasonable opportunity to communicate such facts to such Person, because each Person comprising the Borrower represents and warrants that it is fully responsible for being and keeping informed of the financial condition

56

of the other Persons comprising the Borrower and of all circumstances bearing on the risk of non-payment of any Obligations; (vi) any and all suretyship defenses and defenses in the nature thereof under Arizona and/or any other applicable law, including, without limitation, the benefits of the provisions of Sections 12-1641 through 12-1646, of the Arizona Revised Statutes, Sections 17 and 21, A.R.C.P., and all other laws of similar import; and (vii) all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Person’s rights of subrogation and reimbursement against the principal by the operation of law or otherwise.

(f) Each Person comprising the Borrower agrees that it will not assert against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to the other Persons comprising the Borrower with respect to the Loan Documents (or the Loan), or any set off available to the other Persons comprising the Borrower against the Lender, whether or not on account of a related transaction.

(g) The benefits, remedies and rights provided or intended to be provided hereby for the Lender are in addition to and without prejudice to any rights, benefits, remedies or security to which the Lender might otherwise be entitled.

(h) Anything else contained herein to the contrary notwithstanding, the Lender, from time to time, without notice to any Borrower, may take all or any of the following actions without in any manner affecting or impairing the obligations of any other Borrower under the Loan Documents: (i) obtain a lien on or a security interest in any property to secure any of the Obligations, either consensually or by operation of law; (ii) retain or obtain the primary or secondary liability of any Person(s), in addition to the Persons comprising the Borrower, with respect to any of the Obligations; (iii) renew, extend or otherwise change the time for payment or performance of any of the Obligations for any period; (iv) release or compromise any liability of the other Persons comprising the Borrower under the Loan Documents or any liability of any nature of any other person(s) with respect to the Obligations; (v) exchange, enforce, waive, release and apply any security for the performance of the Obligations and direct the order or manner of the proceeds of such security for any of the Obligations, whether or not the Lender shall proceed against any other Person primarily or secondarily liable on any of the Obligations; (vi) agree to any amendment (including, without limitation, any amendment which changes the amount of interest to be paid under the Loan Documents or extends the period of time during which the other Persons comprising the Borrower may obtain Advances or Letters of Credit) to the Loan Documents or any waiver of any provisions of the Loan Documents and/or exercise the Lender’s rights to consent to any action or non-action of the Lender which may violate the covenants and agreements contained in the Loan Documents with or without consideration, on such terms and conditions as may be acceptable to the Lender in Lender’s discretion; or (vii) exercise any of the Lender’s rights conferred by the Loan Documents or by law.

57

(i) If at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation the insolvency, bankruptcy or reorganization of any of the Persons comprising the Borrower), such Obligations, for purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, shall be deemed to have never been performed.

(j) To the extent not prohibited by law, until the Obligations have been paid and performed in full and Lender has no further obligation to extend credit to any Borrower under the Loan Documents, each Person comprising the Borrower shall have no right of subrogation with respect to the Obligations or any rights of indemnification, reimbursement or contribution from any other Person comprising the Borrower or from any surety with respect to the Obligations regardless of any payment made by such Person with respect to the Obligations of the other Persons comprising the Borrower; and such Person hereby unconditionally waives any such right of subrogation, indemnification, reimbursement or contribution for such period.

(k) Each Borrower agrees that they shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety), either directly or as an attempted set off to any action commenced against the other Persons comprising the Borrower or any other Person. Each of the Persons comprising the Borrower hereby acknowledges and agrees that this waiver is intended to benefit the other Persons comprising the Borrower and shall not limit or otherwise affect any of such Persons liabilities under any Loan Document, or the enforceability hereof or thereof.

(l) The obligations of the Persons comprising the Borrower in this Agreement are joint and several.

Section 8.15 Effect of Agreement. This Agreement shall become effective only upon the satisfaction of all of the conditions contained within Section 4.3 hereof. At such time as this Agreement becomes effective, it shall in all respects supersede the Original Amended and Restated Credit Agreement, and all Advances (past, present and future) made by the Lender to the Borrower shall in all respects be governed by this Agreement. Until such time as all of the conditions contained in Section 4.3 have been fully satisfied, this Agreement shall be of no force and effect, and all Advances (past, present and future) made by the Lender to the Borrower shall in all respects be governed by the Original Amended and Restated Credit Agreement.

Section 8.16 Release. Borrower and Guarantor hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower and Guarantor have had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

58

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

[See Separate Signature Page]

59

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

For Each Person Comprising the Borrower c/o Schuff International, Inc. 1841 W. Buchanan Street Phoenix, Arizona 85007 Telecopier: (602) 452-4465 Attention: Michael R. Hill e-mail: mike.hill@schuff.com	SCHUFF INTERNATIONAL, INC., a Delaware corporation
By
Michael R. Hill
	Its:	Vice President and Chief Financial Officer
SCHUFF STEEL COMPANY, a Delaware corporation
By:
Michael R. Hill
	Its:	Vice President and Chief Financial Officer

SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company

	By:	Schuff Steel Company, a Delaware corporation Its Managing Member

By:
Michael R. Hill
		Its:	Vice President and Chief Financial Officer

QUINCY JOIST COMPANY, a Delaware corporation

By:
Michael R. Hill
		Its:	Vice President

60

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

By:
Michael R. Hill
	its:	Vice President

ON-TIME STEEL MANAGEMENT HOLDING, INC., a Delaware corporation

By:
Michael R. Hill
	Its:	Vice President

SCHUFF HOLDING CO., a Delaware corporation

By
Name:	Michael R. Hill
Title:	Chairman, President, Secretary & Treasurer

ADDISON STRUCTURAL SERVICES, INC., a Florida corporation

By
Name:	Michael R. Hill
Title:	Chairman, President, Secretary & Treasurer

SCHUFF STEEL MANAGEMENT COMPANY-SOUTHEAST L.L.C., a Delaware limited liability company

By
Name:	Michael R. Hill
Title:	Manager

61

SCHUFF STEEL MANAGEMENT COMPANY-SOUTHWEST, INC., a Delaware corporation

By:
Michael R. Hill
		Its:	Vice President

SCHUFF STEEL MANAGEMENT COMPANY-COLORADO, L.L.C., a Delaware limited liability company

By:
Michael R. Hill, Manager

SCHUFF PREMIER SERVICES LLC, a Delaware limited liability company

By:
Michael R. Hill
	Its:	Manager

Wells Fargo Bank, NA MAC S4101-158 100 West Washington Street, 15th Floor Phoenix, AZ 85003 Telecopier: 602-378-6215 Attention: Dan Barkosky e-mail: Daniel.J.Barkosky@wellsfargo.com

62

Wells Fargo Bank, NA	WELLS FARGO CREDIT, INC.
MAC S4101-158
100 West Washington Street, 15th Floor
Phoenix, AZ 85003	By
Telecopier: 602-378-6215		Amber N. Wildermuth
Attention: Amber Wildermuth		Its Authorized Signatory
e-mail: amber.n.wildermuth@wellsfargo.com

62

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

The undersigned, a guarantor of the indebtedness of Borrower to Lender pursuant to a separate Guaranty (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing Agreement; (ii) consents to the terms (including without limitation the release set forth in Section 8.16 of the Agreement) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of any of the undersigned and without impairing its liability under its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP

By:
	Name:	Scott A. Schuff
	Title:	General Partner

63

TABLE OF EXHIBITS AND SCHEDULES

Exhibit A	Amendments to existing Real Property Security Documents

Exhibit B	Compliance Certificate

Exhibit C	Premises

Schedule 1.1	List of Persons Comprising Borrower

Schedule 3.6	Name, Address, Federal Employee Identification Number and Organizational Numbers of Debtors

Schedule 3.9	Eligible Equipment Value

Schedule 5.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2	Capitalization and Organizational Chart

Schedule 5.5	Subsidiaries

Schedule 5.7	Litigation

Schedule 5.11	Intellectual Property Disclosures

Schedule 6.3	Permitted Liens

Schedule 6.4	Indebtedness

Schedule 6.5	Guaranties

Schedule 6.8	Salaries

Schedule 6.27	Transactions with Affiliates

Exhibit A to Credit and Security Agreement

Prepared by and After

Recording, Return To:

Thomas E. Halter

Gust Rosenfeld P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

FIFTH AMENDMENT TO MORTGAGE, ASSIGNMENT OF

RENTS AND SECURITY AGREEMENT

DATE:	, 2013

PARTIES:	SCHUFF STEEL COMPANY 1841 West Buchanan Street Phoenix, Arizona 85007 (“Debtor”)

WELLS FARGO CREDIT, INC. 100 West Washington Street, 15th Floor MAC #S4101-158 Phoenix, AZ 85003 (“Lender”)

Debtor has granted to Lender a Mortgage, Assignment of Rents and Security Agreement (the “Mortgage”) on certain real property located in Franklin County, Kansas, described on Exhibit A which was dated August 22, 2006, and recorded in the records of Franklin County, Kansas (the “Official Records”) at Book 429, Page 301, Instrument No. 4287, as amended.

Debtor and Lender have executed this Amendment to modify the Mortgage as follows:

1. Recital A of the Mortgage is hereby deleted and replaced as follows:

A. Mortgagee has agreed to provide certain credit facilities to Mortgagor pursuant to an Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time (the “Credit Agreement”) consisting of a variable interest rate revolving line of credit in the original principal amount of $50,000,000.00, a variable interest real estate term loan in the original principal amount of $15,000,000.00 (collectively, the “Loan”). The Loan is evidenced by (i) that certain Third Replacement Revolving Note in the original principal amount of $50,000,000.00, and having a final maturity date of June 30, 2018, (ii) that certain Term Note dated                      in the original principal amount of $15,000,000.00 having a final maturity date of June 30,         , (which notes, together with notes issued in substitution or exchange therefor and all amendments thereto, are hereinafter referred to collectively as the “Note”). The Notes were made by Mortgagee and the persons or entities described in Schedule 1.1 attached hereto (collectively, the “Borrower”) in favor of Mortgagee.

2. Schedule 1.1 of the Mortgage is hereby deleted and replaced with Schedule 1.1 attached hereto.

3. Except as specifically modified herein, the Mortgage shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment on the date first set forth above.

DEBTOR:

SCHUFF STEEL COMPANY, a Delaware corporation

By:
Name:
Title:

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel Company, a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

LENDER:

WELLS FARGO CREDIT, INC., a Minnesota corporation

By:
Name:
Title:	Authorized Signatory

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE 1.1

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

SIXTH AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

DATE:	, 2013

PARTIES:	SCHUFF STEEL – GULF COAST, INC., a Delaware corporation (formerly known as Six Industries, Inc.) 1841 W. Buchanan Street Phoenix, AZ 85007 (“Grantor”)

WELLS FARGO CREDIT, INC. 100 West Washington Street, 15th Floor MAC S4101-158 Phoenix, AZ 85003 (“Beneficiary”)

JEFF DAHLEN C/O STEWART TITLE Natl. Title Service Center 2 North La Salle St., Suite 1400 Chicago, IL 60602 (“Trustee”)

Grantor has granted to Trustee, on behalf of Beneficiary a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing on certain real property located in Harris County, Texas which was recorded in the records of Harris County, Texas (the “Official Records”) at Instrument No. 300237058, as amended (the “Deed of Trust”).

Grantor and Beneficiary have executed this Sixth Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1 of the Deed of Trust is deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, made by Grantor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Grantor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to

Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

2. Schedule B to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed to of Trust on the date first set forth above.

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation

By:

Its:

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Gulf Coast – Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By:

Its:	Authorized Signatory

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

STEWART TITLE & TRUST

By:
Jeff Dahlen
its:

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by Jeff Dahlen, the                                          of Stewart Title, on behalf of the                                         .

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

Prepared By	Cross Reference
Thomas E. Halter	Deed to Secure Debt and Security Agreement
Gust Rosenfeld, P.L.C.	recorded in Deed Book 2656, Page 035,
One East Washington, Suite 1600	Dougherty County, Georgia Public Records
Phoenix, Arizona 85004-2553

SEVENTH AMENDMENT TO DEED TO SECURE DEBT AND SECURITY AGREEMENT

DATE:	, 2013

PARTIES:

SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company, formerly known as Schuff Steel – Atlantic, Inc., a Florida corporation, formerly known as Addison Steel, Inc.

1841 W. Buchanan Street

Phoenix, AZ 85007 (“Debtor”)

WELLS FARGO CREDIT, INC.

100 West Washington Street, 15th Floor

MAC #S4101-158

Phoenix, AZ 85003 (“Lender”)

Debtor has granted to Lender a Deed To Secure Debt and Security Agreement (the “Deed to Secure Debt”) on certain real property located in Dougherty County, Georgia, described on Exhibit A which was dated August 13, 2003, and recorded in the records of Dougherty County, Georgia at Book 2656, page 035, as amended.

Debtor and Lender have executed this Seventh Amendment to Deed to Secure Debt (the “Amendment”) to modify the Deed to Secure Debt as follows:

Section 2.1 of the Deed to Secure Debt is hereby deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, made by Grantor, and the other persons or entities listed on Schedule “C” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Lender, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that

Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). All of the instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

Schedule C attached to the Deed to Secure Debt is hereby deleted and replaced with Schedule B attached hereto.

Except as specifically modified herein, the Deed to Secure Debt shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the loan.

This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

This Amendment shall be binding upon, and shall inure to the benefit of Debtor and Lender and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed to Secure Debt on the date first set forth above.

Signed, sealed and delivered in the presence of:	DEBTOR:

SCHUFF STEEL - ATLANTIC, LLC, a Florida limited liability company
Unofficial Witness
By:
Name:
Notary Public [Affix seal and state date of expiration of commission]	Title:

Signed, sealed and delivered in the presence of:	LENDER:

WELLS FARGO CREDIT, INC., a Minnesota corporation

Unofficial Witness

By:
Notary Public [Affix seal and state date of expiration of commission]	Name:
	Title:	Authorized Signatory

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

This document was prepared by and

When recorded return to:

Thomas E. Halter

Gust Rosenfeld P.L.C.

One East Washington, Suite 1600

Phoenix, AZ 85004-2553

SIXTH AMENDMENT TO REVOLVING REAL ESTATE MORTGAGE, ASSIGNMENT OF

RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(FL-Addison)

THIS SIXTH AMENDMENT TO REVOLVING REAL ESTATE MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Agreement”) is made as of the      day of         , 2013, by and between WELLS FARGO CREDIT, INC. (“Mortgagee”), whose mailing address is 100 West Washington Street, 15th Floor, MAC #S4101-158, Phoenix, AZ 85003, and SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company, formerly known as Schuff Steel – Atlantic, Inc., a Florida corporation, formerly known as Addison Steel, Inc. (“Mortgagor”), whose address is 1841 W. Buchanan Street Phoenix, AZ 85007.

R E C I T A L S

Mortgagor has delivered to Mortgagee a Revolving Real Estate Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (the “Mortgage”) on certain real property located in Orange County, Florida which was recorded in the Public Records of Orange County, Florida as Instrument No. 20030564043 in Official Records Book 07126, Page 0431, as amended from time to time (the “Mortgage”).

1. The Mortgage is hereby amended as follows:

(a) The first paragraph of the Mortgage is deleted and replaced as follows:

THE TOTAL PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE (EXCLUSIVE OF FUTURE ADVANCES AND DISBURSEMENTS TO PAY TAXES, LEVIES OR INSURANCE ON THE PROPERTY OR OTHERWISE TO PROTECT OR PRESERVE THE MORTGAGED PROPERTY) IS $57,500,000.00. HOWEVER, MORTGAGEE’S RECOVERY UNDER THIS MORTGAGE AGAINST THE PREMISES, LEASES AND RENTS IN RESPECT OF SUCH PRINCIPAL INDEBTEDNESS IS LIMITED TO $6,000,000.00. ACCORDINGLY, DOCUMENTARY STAMP AND INTANGIBLES TAXES HAVE BEEN PAID BASED UPON $6,000,000.00.

(b) Section 2.1 is hereby deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, made by Mortgagor and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Mortgagor and such other persons and entities individually and collectively called “Borrower”), each payable to the order of Mortgagee, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Mortgagee (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein and the Third Replacement Revolving Note has a scheduled maturity date of June 30, 2018, and the Term Note has a scheduled maturity date of June 30,         .

(b) Schedule B attached to the Mortgage is hereby deleted and replaced with Schedule B attached hereto.

2. Except as specifically modified herein, the Mortgage shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the loan.

3. This Agreement may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

4. This Agreement shall be binding upon, and shall inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.

Recorder’s Note: The principal indebtedness secured by this Agreement consists of the principal indebtedness currently secured by the Mortgage, of which the maximum amount recoverable is $6,000,000, upon which appropriate Documentary Stamp Taxes and Intangible Taxes have been paid. Accordingly, no further Documentary Stamp Taxes and Intangible Taxes are due.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company

By:

Its:

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel – Atlantic, LLC, a Florida limited liability company, on behalf of the limited liability company. He/she is personally known to me or has produced                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

WELLS FARGO CREDIT, INC., a Minnesota corporation

By:

Its:	Authorized Signatory

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation. He/she is personally known to me or has produced                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

This document was prepared by and

When recorded return to:

Thomas E. Halter

Gust Rosenfeld P.L.C.

One East Washington, Suite 1600

Phoenix, AZ 85004-2553

SIXTH AMENDMENT TO REVOLVING REAL ESTATE MORTGAGE, ASSIGNMENT OF

RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(FL-Quincy)

THIS SIXTH AMENDMENT TO REVOLVING REAL ESTATE MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (“Agreement”) is made as of the      day of         , 2013, by and between WELLS FARGO CREDIT, INC. (“Mortgagee”), whose mailing address is 100 West Washington Street, 15th Floor, MAC #S4101-158, Phoenix, AZ 85003, and SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company, formerly known as Schuff Steel – Atlantic, Inc., a Florida corporation, formerly known as Addison Steel, Inc. and QUINCY JOIST COMPANY, a Delaware corporation, successor by merger to Quincy Joist Company, a Florida corporation (“Mortgagor”), whose address is 1841 W. Buchanan Street Phoenix, AZ 85007.

Mortgagor has delivered to Mortgagee a Revolving Real Estate Mortgage, Assignment of Rents, Security Agreement and Fixture Filing on certain real property located in Gadsden County, Florida which was recorded in the Public Records of Gadsden County, Florida as Instrument No. 0310463 in Official Records Book 575, Page 0324, as amended from time to time (the “Mortgage”).

1. The Mortgage is hereby amended as follows:

(a) Section 2.1 is hereby deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, and each of which is made by Mortgagor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Mortgagor and such other persons and entities individually and collectively called “Borrower”), each payable to the order of Mortgagee, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Mortgagee (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein and the Third Replacement Revolving Note has a scheduled maturity date of June 30, 2018 and the Term Note has a scheduled maturity date of June 30,         .

(b) Schedule B attached to the Mortgage is hereby deleted and replaced with Schedule B attached hereto.

2. Except as specifically modified herein, the Mortgage shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the loan.

3. This Agreement may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

4. This Agreement shall be binding upon, and shall inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns.

Recorder’s Note: The principal indebtedness secured by this Agreement consists of the principal indebtedness currently secured by the Mortgage, of which the maximum amount recoverable is $2,000,000, upon which appropriate Documentary Stamp Taxes and Intangible Taxes have been paid. Accordingly, no further Documentary Stamp Taxes and Intangible Taxes are due.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first set forth above.

SCHUFF STEEL – ATLANTIC, LLC, a Florida limited liability company

By:

Its:

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel – Atlantic, LLC, a Florida limited liability company, on behalf of the limited liability company. He/she is personally known to me or has produced                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

QUINCY JOIST COMPANY, a Delaware corporation

By:

Its:

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Quincy Joist Company, a Delaware corporation, on behalf of the corporation. He/she is personally known to me or has produced                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

WELLS FARGO CREDIT, INC., a Minnesota corporation

By:

Its:	Authorized Signatory

State of Arizona

County of Maricopa

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation. He/she is personally known to me or has produced                                          as identification.

Notary:
[NOTARIAL SEAL]	Print Name:
Notary Public, State of
My commission expires:

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

THIRD AMENDMENT TO DEED OF TRUST

AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	SCHUFF INTERNATIONAL, INC., a Delaware corporation SCHUFF STEEL COMPANY, a Delaware corporation 1841 W. Buchanan Street Phoenix, AZ 85007 (collectively, jointly and severally the “Trustor”)

WELLS FARGO CREDIT, INC. 100 West Washington Street, 15th Floor MAC S4101-158 Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in Pinal County, Arizona which was recorded in the records of Pinal County, Arizona (the “Official Records”) at Instrument No. 2009-013327, as amended (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by Trustor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary

(hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein; and

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

SCHUFF INTERNATIONAL, INC., a Delaware corporation

By
Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff International, Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

SCHUFF STEEL COMPANY, a Delaware corporation

By
Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel Company, a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

	Its	Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

FOURTH AMENDMENT TO DEED OF TRUST, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT AND FIXTURE FILING

DATE:	, 2013

PARTIES:	SCHUFF STEEL COMPANY, a Delaware corporation
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Trustor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing on certain real property located in Coconino County, Arizona which was recorded in the records of Coconino County, Arizona (the “Official Records”) at Instrument No. 3431845, as amended (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1 of the Deed of Trust is deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by Trustor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

SCHUFF STEEL COMPANY, a Delaware corporation

By

Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel Company, a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

Its Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

AMENDMENT TO DEED OF TRUST AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	SCHUFF STEEL COMPANY, a Delaware corporation
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Trustor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in Maricopa County, Arizona which was recorded in the records of Maricopa County, Arizona (the “Official Records”) at Instrument No. 20120282390, as amended (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is deleted and replaced as follows:

(a) Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by Trustor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

SCHUFF STEEL COMPANY, a Delaware corporation

By

Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel Company, a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

Its Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of          , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

AMENDMENT TO DEED OF TRUST AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	SCHUFF HOLDING CO., a Delaware corporation
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Trustor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in Maricopa County, Arizona which was recorded in the records of Maricopa County, Arizona (the “Official Records”) at Instrument No. 20120282395, as amended (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is deleted and replaced as follows:

(a) Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by Trustor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein.

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

SCHUFF HOLDING CO., a Delaware corporation

By

Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Holding Co., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

Its Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 1600

Phoenix, Arizona 85004-2553

AMENDMENT TO DEED OF TRUST AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP, an Arizona limited partnership
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Trustor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in Maricopa County, Arizona which was recorded in the records of Maricopa County, Arizona (the “Official Records”) at Instrument No. 20120282396, as amended (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is hereby deleted and replaced as follows:

(a) Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter such persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively, the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein; and

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

19TH AVENUE/BUCHANAN LIMITED PARTNERSHIP, an Arizona limited partnership

By

Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership, on behalf of the partnership.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

Its Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One East Washington, Suite 800

Phoenix, Arizona 85004

SECOND AMENDMENT TO DEED OF TRUST

AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	SCHUFF STEEL COMPANY, a Delaware corporation
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Trustor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

Trustor has granted to Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in San Joaquin County, California which was recorded in the records of San Joaquin County, California (the “Official Records”) at Instrument No. 2009-185829 (the “Deed of Trust”).

Trustor and Beneficiary have executed this Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is hereby deleted and replaced as follows:

(a) Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00 each made by Trustor and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Trustor and such other persons individually and collectively called “Borrower”), payable to the order of Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the

“Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein; and

2. Schedule B attached to the Deed of Trust is hereby deleted and replaced with Schedule B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, the parties hereof have executed this Amendment to Deed of Trust on the date first set forth above.

SCHUFF STEEL COMPANY, a Delaware corporation

By
Its

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff International, Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC., a Minnesota corporation

By

Its Authorized Signatory

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the Authorized Signatory of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

SCHEDULE B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

When recorded return to:

Thomas E. Halter

Gust Rosenfeld, P.L.C.

One E. Washington, Suite 1600

Phoenix, Arizona 85004-2553

THIRD AMENDMENT TO DEED OF TRUST

AND ASSIGNMENT OF RENTS AND LEASES

DATE:	, 2013

PARTIES:	SCHUFF STEEL – GULF COAST, INC., a Delaware corporation
(formerly known as Six Industries, Inc.)
1841 W. Buchanan Street
Phoenix, AZ 85007 (“Grantor”)

WELLS FARGO CREDIT, INC.
100 West Washington Street, 15th Floor
MAC S4101-158
Phoenix, AZ 85003 (“Beneficiary”)

JEFF DAHLEN C/O STEWART TITLE
Natl. Title Service Center
2 North La Salle St., Suite 1400
Chicago, IL 60602 (“Trustee”)

Grantor has granted to Trustee, on behalf of Beneficiary a Deed of Trust and Assignment of Rents and Leases on certain real property located in Harris County, Texas which was recorded in the records of Harris County, Texas (the “Official Records”) at Instrument No. 20090064528, as amended (the “Deed of Trust”).

The obligations secured by the Deed of Trust have been modified.

Grantor and Beneficiary have executed this Third Amendment to Deed of Trust to modify the Deed of Trust as follows:

1. Section 2.1(a) of the Deed of Trust is deleted and replaced as follows:

2.1 Payment of the sum of Fifty-Seven Million Five Hundred Thousand Dollars ($57,500,000.00) according to the terms of (i) that Third Replacement Revolving Promissory Note in the original principal amount of $50,000,000.00, and (ii) that Term Note in the original principal amount of $15,000,000.00, each made by Grantor, and the other persons or entities listed on Schedule “B” attached hereto and by this reference made a part hereof (hereinafter Grantor and such other persons individually and collectively called “Borrower”), payable to the order of

Beneficiary, evidencing lines of credit, all or parts of which may be advanced to Borrower, repaid by Borrower and readvanced to Borrower, from time to time, subject to the terms and conditions thereof and/or of that Amended and Restated Credit and Security Agreement dated December 18, 2008, as amended from time to time and as amended and restated from time to time, by and between Borrower and Beneficiary (hereinafter called the “Loan Agreement”), provided that the principal balance outstanding at any time shall not exceed the sum set forth about in this Paragraph 2.1, with interest thereon, extension and other fees, late charges, prepayment premiums and attorneys’ fees, according to the terms thereof, and all extensions, modifications, renewals or replacements thereof (hereinafter collectively called the “Note”). The instruments detailed above bear interest at a variable rate in accordance with the terms and provisions thereof which are by this reference incorporated herein; and

2. Exhibit B to the Deed of Trust is hereby deleted and replaced with Exhibit B attached hereto.

3. Except as specifically modified herein, the Deed of Trust shall remain in full force and effect unmodified in any way and nothing done pursuant hereto shall impair or adversely affect or be construed as impairing or adversely affecting the liens and security interests or the priority thereof over other liens and security interests, or release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Loan.

4. This Amendment may be executed in any number of counterparts, which counterparts when combined together shall constitute an original document.

IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the date first set forth above.

Grantor	Address

SCHUFF STEEL – GULF COAST, INC., a Delaware corporation	1841 W. Buchanan Street Phoenix, AZ 85007

By:

Its:

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , the                                          of Schuff Steel – Gulf Coast, Inc., a Delaware corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

WELLS FARGO CREDIT, INC.	Address

Wells Fargo Credit, Inc.
MAC S4101-076
By	100 West Washington Street, 7th Floor
Phoenix, AZ 85003
Its

STATE OF ARIZONA	)
	)	ss.
COUNTY OF MARICOPA	)

The foregoing instrument was acknowledged before me this      day of         , 2013, by                                         , a                                          of Wells Fargo Credit, Inc., a Minnesota corporation, on behalf of the corporation.

(Seal and Expiration Date)

Notary Public

STEWART TITLE & TRUST

By:
Jeff Dahlen
Its:

State of

County of

The foregoing instrument was acknowledged before me this      day of         , 2013, by Jeff Dahlen, the                                          of Stewart Title, on behalf of the                                         .

(Seal and Expiration Date)

Notary Public

EXHIBIT A

(Legal Description)

EXHIBIT B

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

Exhibit B to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:
Wells Fargo Credit, Inc.

Date:	, 2013

Subject:
Financial Statements

In accordance with our Second Amended and Restated Credit and Security Agreement dated as of                     , as amended from time to time (the “Credit Agreement”), attached are the financial statements of Schuff International, Inc. and its Subsidiaries as of and for             , 20     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default. (Check one):

☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrower acknowledges that pursuant to Section 2.8(b) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period to be effective as of any date permitted under the Agreement.

Financial Covenants. I further certify to the Lender as follows:(Check one):

☐	The Reporting Date marks the end of one of the Borrower’s fiscal months, but not the end of a fiscal quarter or fiscal year; hence I am completing all items below except items and .

☐	The Reporting Date marks the end of one of the Borrower’s fiscal quarters but not the end of a fiscal year, hence I am completing all items below except items and .

☐	The Reporting Date marks the end of the Borrower’s fiscal year, hence I am completing all paragraphs below all items below.

I further certify to the Lender as follows:

1. Section 6.2(a) – Fixed Charge Coverage Ratio.

Quarter Ending	Minimum Required Fixed Charge Coverage Ratio	Actual
December 31, 2012	1.20 to 1
March 31, 2013	1.20 to 1
June 30, 2013	1.20 to 1
September 30, 2013	1.20 to 1
December 31, 2013	1.20 to 1

2. Section 6.2(b) Total Debt to EBITDA

Quarter Ending	Minimum Required Ratio	Actual
December 31, 2012	3.0 to 1
March 31, 2013	3.0 to 1
June 30, 2013	3.0 to 1
September 30, 2013	2.75 to 1
December 31, 2013	2.75 to 1

3. Section 6.2(c) Free Cash Flow

Year	Requirement =	Actual
Each Fiscal Year from and after 2013	30% of Free Cash Flow

4. Section 6.2(d)

Year	Maximum Permitted Unfinanced Capital Expenditures	Actual
2012	$4,500,000.00
Each Fiscal Year thereafter	$5,000,000.00

5. Section 6.2(e)

Month	Maximum Permitted Net Loss	Actual
Any single month	$600,000.00
Any two consecutive months	$1,000,000.00

6. Distributions. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.7 of the Credit Agreement concerning dividends distributions, purchases, retirements and redemptions.

7. Salaries. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.8 of the Credit Agreement concerning salaries and other compensation.

8. Transactions With Affiliates. As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.27 of the Credit Agreement concerning transactions with Affiliates.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Chief Financial Officer of Schuff International, Inc. and authorized agent of the other Persons comprising the Borrower

Exhibit C to Credit and Security Agreement

PREMISES

The Premises referred to in the Credit and Security Agreement are legally described as follows:

Location	Size (Sq. Ft.)	Owned/ Leased	Product/Services

Phoenix, Arizona (420 S. 19th Ave.)	400,000	Leased	Fabrication Shop; Operations; Erection; Engineering and Detailing Offices.

Gilbert, Arizona	145,000	Owned	Fabrication Shop and Offices

Phoenix, Arizona (1841 W. Buchanan)	22,000	Owned	Executive, Finance, Administration, Estimating and Sales Offices.

Eloy, Arizona	135,504	Owned	Fabrication Shop and Operations

Orlando, Florida (7351 Overland)	144,000	Owned	Fabrication Shop; Sales, Executive and Operations Offices; Maintenance Yard; Steel Truss Plant

Albany, Georgia	102,000	Owned	Fabrication Shop; Executive, Operations, and Estimating Offices.

Ottawa, Kansas	153,600	Owned	Fabrication Shop and Operations Offices.

Quincy, Florida		Owned	Real Estate ONLY

Houston, Texas	43,000	Owned	Fabrication Shop; Sales, Estimating; Operation and Administrative Offices.

Humble, Texas	150,390	Owned	Fabrication Shop; Operation and Administrative Offices.

Bellemont, Arizona	132,000	Owned	Fabrication Ship and Administrative Offices.

Stockton, California	142,948	Owned	Fabrication Shop, Operations and Administrative Offices.

Mesa, Arizona	8,855	Owned	Executive, Sales, Operations and Administrative Offices

San Diego, California	8,853	Leased	Operations, Sales, Estimating and Administrative Offices.

Overland Park, Kansas	2,468	Leased	Sales and Estimating Offices.

Buford, Georgia	1,300	Leased	Sales Office.

Lafayette, California	789	Leased	Sales Office.

Murray Hills, New Jersey	4,108	Leased	Vacant Sales Office. Currently looking for a subtenant to take over the remainder of the lease.

SCHEDULE 1.1

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

DISCLOSURE SCHEDULE OF BORROWER

This Disclosure Schedule (“Disclosure Schedule”) is being delivered by Schuff International, Inc., a Delaware corporation (“Schuff International” or the “Company”), and the other persons listed in Schedule 1.1 (collectively, together with Schuff International, the “Borrower”) to the Loan Agreement (as hereinafter defined), in connection with the Second Amended and Restated Credit and Security Agreement of even date herewith, executed by and among the Borrower and Wells Fargo Credit, Inc. (the “Lender”) (with all of the exhibits appended thereto, the “Loan Agreement”). Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Loan Agreement. The representations and warranties of the Borrower set forth in the Loan Agreement are hereby excepted to the extent set forth hereafter.

Schedule 1.1 (Borrower)

1.	Schuff International, Inc., a Delaware corporation

2.	Schuff Steel Company, a Delaware corporation

3.	Schuff Steel-Atlantic, LLC, a Florida limited liability company

4.	Quincy Joist Company, a Delaware corporation

5.	Schuff Steel-Gulf Coast, Inc., a Delaware corporation

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

7.	Schuff Holding Co., a Delaware corporation

8.	Addison Structural Services, Inc., a Florida corporation

9.	Schuff Steel Management Company-Southeast L.L.C., a Delaware limited liability company

10.	Schuff Steel Management Company-Colorado, L.L.C., a Delaware limited liability company

11.	Schuff Steel Management Company-Southwest, Inc., a Delaware corporation

12.	Schuff Premier Services LLC, a Delaware limited liability company

Schedule 3.6 (Debtor Information)

1.	Schuff International, Inc., a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan Street, Phoenix, AZ 85007

Federal Employer Identification Number: 86-1033353

Organizational Identification Number: 3399749

2.	Schuff Steel Company, a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W Buchanan Street, Phoenix, AZ 85007

Other Equipment & Inventory Located at: 420 S. 19th Ave, Phoenix, AZ 85009;

And 5055 Ken Morey Drive, Bellemont, AZ 86015;

And 2001 N. Davis Road, Ottawa, KS 66067;

And 1705 W Battaglia Road, Eloy, AZ 85231;

And 619 N. Cooper Road, Gilbert, AZ 85233;

And 2324 Navy Drive, Stockton, CA 95206;

And 14500 Smith Road, Humble, TX 77396;

And 4920 Airline Drive, Houston, TX 77022;

And 7351 Overland Road, Orlando, FL 32810;

And 1920 Ledo Road, Albany, GA 31707.

Federal Employer Identification Number: 86-0318760

Organizational Identification Number: 2748115

3.	Schuff Steel – Atlantic, LLC, a Florida limited liability company

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 7351 Overland Road, Orlando, FL 32810

Other Equipment & Inventory Located at: 1920 Ledo Rd., Albany, GA 31706

Federal Employer Identification Number: 59-0900504

Organizational Identification Number: 235785

4.	Quincy Joist Company, a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Real Estate Located at: 520 S. Virginia St., Quincy, FL 32351

Federal Employer Identification Number: 58-1921954

Organizational Identification Number: 3566874

5.	Schuff Steel – Gulf Coast, Inc., a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 14500 Smith Road, Humble, TX 77396

Other Equipment & Inventory Located at: 4920 Airline Dr., Houston, TX 77022

Federal Employer Identification Number: 76-0114030

Organizational Identification Number: 3612848

6.	On-Time Steel Management Holding, Inc., a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan Street, Phoenix, AZ 85007

Federal Employer Identification Number: 71-0907546

Organizational Identification Number: 3545161

7.	Schuff Holding Co., a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Federal Employer Identification Number: 45-4483357

Organizational Identification Number: 5086475

8.	Addison Structural Services, Inc., a Florida corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Federal Employer Identification Number: 58-2178447

Organizational Identification Number: P95000037815

9.	Schuff Steel Management Company – Southeast L.L.C., a Delaware limited liability company

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Federal Employer Identification Number: 20-2212372

Organizational Identification Number: 3916279

10.	Schuff Steel Management Company – Colorado, L.L.C., a Delaware limited liability company

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Federal Employer Identification Number: 41-2052699

Organizational Identification Number: 3545162

11.	Schuff Steel Management Company – Southwest, Inc. a Delaware corporation

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 4320 E. Presidio Street, Suite 111, Mesa, AZ 85215

Federal Employer Identification Number: 86-1034262

Organizational Identification Number 3409718

12.	Schuff Premier Services LLC, a Delaware limited liability company

Chief Executive Office: 1841 W. Buchanan Street, Phoenix, AZ 85007

Principal Place of Business: 1841 W. Buchanan, Phoenix, AZ 85007

Airplane located at 15852 N. 81st Street, Scottsdale, AZ 85260

Federal Employer Identification Number: 36-4752531

Organizational Identification Number: 5281681

2

Schedule 3.9 (Equipment)

This Schedule follows the text of this Disclosure Schedule

Schedule 5.1 (Jurisdiction of Incorporation)

1.	Reference is hereby made to the Schedule 1.1 (Borrower) and Schedule 3.6 (Debtor Information) as set forth in this Disclosure Schedule.

2.	Schuff Steel – Gulf Coast, Inc., a Delaware corporation, was formerly known as Six Industries, Inc.

3.	Schuff Steel Management Company – Southeast L.L.C., a Delaware limited liability company, was formerly known as On-Time Steel Management – Southeast L.LC.

4.	Schuff Steel Management Company – Colorado, L.L.C., a Delaware limited liability company, was formerly known as On-Time Steel Management Company – Colorado, L.L.C.

5.	Schuff Steel Management Company – Southwest, Inc. a Delaware corporation, was formerly known as On-Time Steel Management Company – Southwest, Inc.

Schedule 5.2 (Capitalization)

(a)

1.	Schuff International, Inc. Stock Ownership

Known Beneficial Ownership of Directors and Executive Officers Schedule 5.2

As of June 30, 2013

Common Shares issued: 10,038,707 (5,856,911 held in Treasury)

Name of Beneficial Owner (1)	Shares Beneficially Owned (2)		Percentage of Issued Shares (3)

Scott A. Schuff Family Trusts	2,519,200	(5)	25.1%

David A. & Nancy Schuff	3,000	(4)	.03%

19th Avenue Buchanan Partnership	7,100	(6)	.07%

D. Ronald Yagoda (Director & Family Trust shares)	20,333		.2%

Phillip O. Elbert (Director)	11,000		.11%
Michael R. Hill	34,631		.34%

Ryan S. Schuff	39,572		.39%

Scott D. Sherman	19,004		.19%

Robert N. Waldrep	10,732		.11%

Scott E. Esmeier	9,724		.10%

Shawna Willis	2,096		.02%
All Directors, Executive Officers & Key Management Employees as a Group	2,711,271		27%

2.	Schuff Steel Company is 100% owned by Schuff Holding Co.

3.	Schuff Steel-Atlantic, LLC is 100% owned by Schuff Steel Company

4.	Quincy Joist Company is 100% owned by Addison Structural Services, Inc.

5.	Schuff Steel-Gulf Coast, Inc. is 100% owned by Schuff Holding Co.

6.	On-Time Steel Management Holding, Inc. is 100% owned by Schuff Holding Co.

7.	Schuff Holding Co. is 100% owned by Schuff International, Inc.

8.	Addison Structural Services, Inc. is 100% owned by Schuff Holding Co.

9.	Schuff Steel Management Company-Southeast L.L.C. is 100% owned by On-Time Steel Management Holding, Inc.

10.	Schuff Steel Management Company-Colorado, L.L.C. is 100% owned by On-Time Steel Management Holding, Inc.

11.	Schuff Steel Management Company-Southwest, Inc. is 100% owned by On-Time Steel Management Holding, Inc.

12.	Schuff Premier Services LLC is 100% owned by Schuff International, Inc.

Notes to Schedule 5.2(a)

1.	All stockholders of the Company listed in Schedule 5.2(a) may be contacted at the address: 1841 W. Buchanan St., Phoenix, AZ 85007

2

2.	This information regarding beneficial ownership of the Company’s common stock by certain beneficial owners and management of the Company is as of June 30, 2013. Amounts are based on shareholder reports from Registrar and Transfer Company., the transfer agent, and personal knowledge of Management.

3.	The common stock percentages are based upon 10,038,707 shares of common stock issued (includes 5,856,911 shares – 58.34% - held in Treasury) as of June 30, 2013. The persons and entities named in the table, to the Company’s knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

4.	David A. Schuff and Nancy A. Schuff, husband and wife, exercise voting and investment power over the 3,000 shares.

5.	Scott A. Schuff SAS Revocable Trust, as amended owns 1,800,000 shares, Scott A. Schuff SAS Legacy Trust owns 500,000 shares and Scott A. Schuff Irrevocable Trust Under Trust Agreement dated December 31, 1996, as amended owns 200,000 shares. Scott A. Schuff is trustee of each of these trusts and exercises voting and investment power over such shares.

6.	David A. Schuff, Nancy A. Schuff, and Scott A. Schuff are all partners in the 19th Avenue Buchanan Partnership.

3

Schedule 5.2(b)

As of June 30, 2013
SCHUFF INTERNATIONAL, INC. (Delaware Corporation)
Schuff Holding Co. (Delaware Corporation)
Schuff Premier Services LLC (Delaware LLC)
Addison Structural Services, Inc. (Florida Corp.) (a holding entity)
Quincy Joist Company (Delaware Corp.)
Schuff Steel Company – Panama, S de RL (Panama LLC)
Schuff Hopsa Engineering, Inc. (Panama Corp.) 49% Ownership
Schuff Steel Company (Delaware Corp.)
Schuff Steel – Atlantic, LLC (Florida LLC)
Schuff Steel - Gulf Coast, Inc. f/k/a Six Industries, Inc. (Delaware Corp.)
On-Time Steel Management Holding, Inc. (Delaware Corp.)
Schuff Steel Management Company – Southwest, Inc. f/k/a On-Time Steel Management, Inc. (Delaware Corp.)
United Structures, LLC (Arizona LLC) (25% owned by On-Time Steel Management Holding, Inc.)
Schuff Steel Management Company – Southeast L.L.C. f/k/a On-Time Steel Management-Southeast L.L.C. (Delaware LLC) NO LONGER OPERATING
Schuff Steel Management Company – Colorado L.L.C. f/k/a On-Time Steel Management - Colorado L.L.C. (Delaware LLC) NO LONGER OPERATING

*In addition to the entities shown on this chart, Schuff International, Inc. also owns Schuff Energy Company, an Arizona corporation. Schuff Energy Company is a shell entity with no assets or operations

Schedule 5.5 (Subsidiaries)

Subsidiaries of Schuff International, Inc. are:

•	Schuff Holding Co.

•	Schuff Energy Company (1)

Subsidiaries of Schuff Holding Co. are:

•	On-Time Steel Management Holding, Inc.

•	Schuff Steel Company

•	Schuff Steel – Gulf Coast, Inc.

•	Schuff Premier Services LLC

•	Addison Structural Services, Inc.

•	Schuff Steel Company – Panama, S de RL, (not a debtor or guarantor) (99% ownership)

Subsidiaries of Schuff Steel Company are:

•	Schuff Steel – Atlantic, LLC

Subsidiaries of Schuff Addison Structural Services, Inc. are:

•	Quincy Joist Company

Subsidiaries of On-Time Steel Management Holding, Inc. are:

•	Schuff Steel Management Company – Southwest, Inc.

•	Schuff Steel Management Company – Colorado, LLC (winding down)

•	Schuff Steel Management Company – Southeast, LLC (winding down)

Notes to Schedule 5.5

(1)	Schuff Energy Company is a shell entity with no assets or operations.

Schedule 5.7 (Litigation)

The Company is involved from time to time through the ordinary course of business in certain claims, litigation, and assessments. Due to the nature of the construction industry, the Company’s employees from time to time become subject to injury, or even death, while employed by the Company. Except as noted below, the Company does not believe there are any such contingencies at August 13, 2013 for which the eventual outcome would have a material adverse impact on the financial position, results of operations or liquidity of the Company.

In December 2012, two lawsuits were filed against our subsidiaries that involve fabrication work pertaining to a refinery in Whiting, Indiana (“BP Refinery”), owned by a subsidiary of British Petroleum (“BP”). In December 2012, BP brought suit in the United States District Court for the Northern District of Indiana (the “Indiana suit”) against Carboline Company (“Carboline”), Trinity Steel Fabricators, Inc. (“Trinity”), our subsidiary, Schuff Steel Company (“Schuff”), Tecon Services, Inc. (“Tecon”) and Alfred Miller Contracting Company (“AMC”), asserting contract and warranty claims as to Schuff, arising out of allegations that fireproofing applied to steel that Schuff and Trinity supplied to a modernization project at the BP Refinery was defectively fireproofed. The steel fabricators, Trinity and a Schuff subsidiary, subcontracted the application of the Pyrocrete® 241 to AMC and/or Tecon. These applicators purchased the Pyrocrete® 241 from the manufacturer, Carboline. BP alleges that the Pyrocrete® 241 is defective and causing damage to BP’s property and that the defects are caused by the preparation or application of the Pyrocrete® 241, or by defects in the product itself. BP alleges that it has and will continue to incur substantial damages. BP has not quantified its damages; however, they are believed to be at least in the tens of millions of dollars. Remediation of the fireproofing has commenced but is not expected to be completed for some time, and total alleged damages will remain uncertain until that work is completed.

Also in December 2012, AMC and Tecon filed a Petition for Damages and Declaratory Judgment in the State Court of Louisiana (14th Judicial District Court, Parish of Calcasieu) (the “Louisiana suit”), against Carboline, BP Corporation North America Inc., BP Products North America, Inc. (collectively referred to as “BP entities”), Foster Wheeler USA Corporation, Fluor Enterprises, Inc, Trinity, our subsidiaries, Schuff and Schuff Steel – Gulf Coast, Inc. (“Gulf Coast”), Dynamic Industries, Inc. (“DII”) and Land Coast Insulation, Inc. (“Landcoast”). AMC and Tecon allege, among other claims, that the Carboline Pyrocrete® 241 on the BP Refinery project was defective and that Carboline breached warranties relating to it and made negligent and fraudulent misstatements concerning that product. AMC and Tecon also seek a court determination of the rights and responsibilities of the parties involved in the procurement, application, inspection, assembly and/or fabrication of the structural steel that had Pyrocrete® 241 applied to it.

The Schuff entities have filed answers and cross-claims in both lawsuits denying liability to BP and seeking indemnification and recovery on warranty from AMC and Tecon to the extent of any improper application and from Carboline to the extent any defect in the Pyrocrete® 241 when it was applied. Numerous complex procedural and substantive legal and factual issues have yet to be resolved. Formal discovery has just commenced. Schuff and Gulf Coast intend to aggressively defend themselves in this matter.

On February 9, 2009, the Roosevelt Irrigation District (“RID”) brought suit in the United States District Court for the District Court of Arizona against Salt River Project Agricultural

Improvement and Power District and approximately one-hundred other defendants, including our subsidiary, Schuff Steel Company (“Schuff”). RID operates one-hundred groundwater wells in western Maricopa County and contends that approximately twenty of its wells are contaminated. RID asserts recovery against the defendants under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA” or “Superfund”) for the recovery of costs incurred by RID in responding to the defendants’ alleged releases or threatened releases of hazardous substances into groundwater that allegedly impact or threaten to impact the groundwater in the West Van Buren area of Phoenix, Arizona. RID has submitted an Early Response Action (“ERA”) to the Arizona Department of Environmental Quality (“ADEQ”) and has asserted future potential remediation costs in excess of $40,000,000. ADEQ received substantial public comment against the ERA. In July 2010, the ADEQ granted conditional approval to RID’s remediation plan with a substantial number of conditions and milestones. Accordingly, RID amended its complaint and Schuff was served with the first amended complaint in late July 2010. Initially, most defendants filed either various motions to dismiss RID’s complaint or motions for summary judgment based on certain legal theories but the Court dismissed these motions without prejudice to focus on substantial motions to disqualify counsel for RID based upon various conflicts of interest with RID’s chosen counsel. The Court granted certain motions by five defendants to disqualify RID’s counsel by order dated August 26, 2011. In RID’s counsel recently withdrew from representation and RID has retained new counsel. Schuff consistently had denied any liability to RID and was aggressively defending itself against any allegation that its operations contaminated the groundwater. On July 29, 2013, RID’s new counsel submitted a Second Amended Complaint which dropped Schuff Steel as a defendant. It is possible that a current defendant could file a third-party claim against Schuff Steel Company at some future date.

On February 5, 2010, Silver Steel, Inc. (“Silver”) brought suit in Clark County, Nevada District Court (the “Court”) against our subsidiary Schuff Steel Company (“Schuff) and our bonding company. Silver acted as second tier subcontractor to Schuff on the Sobella Retail project (“project”), which was part of the City Center Project in Las Vegas, Nevada. Silver agreed in October, 2007, to a fixed price of approximately $1,483,000 to perform metal deck installation and to perform extra work at agreed upon hourly rates. During the project, Silver submitted over 500 extra work orders (“EWO”), which were then bundled into proposed change orders (“PCO”). Twenty-four executed change orders were issued totaling approximately $3,305,000, for a total adjusted contract of approximately $4,788,000. Schuff has paid the adjusted contract value. Silver completed construction of the base scope of its work in August 2008. It performed extra work on the project into January 2009. Silver never complained during the project about any unpaid extra work or alleged impacts. Thereafter, on February 26, 2009, Silver first gave Schuff notice of a claim in PCO 43, in the amount of $666,000. Schuff arranged for Silver to present its claim to Perini Construction Company (“Perini”), the general contractor, which denied the claim, in part because there was no backup presented by Silver. Schuff claims that it was prejudiced by the late claim, because if it had been put on notice of an impact during the course of the project, it could have taken action to minimize the impact or to pass the claim upstream to Perini or the owner. Silver’s initial claims in the litigation were for breach of contract, among other legal theories, against Schuff for allegedly unpaid work and its alleged damages, which had increased to $2,433,000. Schuff has denied any liability. In November 2011, Silver increased its total cost claim for damages to approximately $4,300,000. Trial in this matter occurred between February 7 and 21, 2012. By Order dated July 16, 2013, The Court issued a decision finding in favor of Schuff Steel Company on the extra work claim, but found that Schuff Steel still owed Silver Steel the amount of $112,155 on its contract balance. On August 5, 2013, Schuff filed a motion to amend the judgment on the grounds that the Court made an error in adding the amounts paid to Silver and that Silver had, in fact, been

2

paid in full for the contract balance. A hearing on this matter is scheduled for September 5, 2013. Schuff also intends to file a motion to recover a portion of its attorneys’ fees and costs on the grounds that Silver did not exceed the amount Schuff had submitted an offer of judgment to Silver prior to trial in this matter. The matter is not yet ripe for appeal.

The Company is self-insured for its employees’ workers’ compensation claims. Under provisions of the policies, the Company has purchased stop/loss insurance to mitigate its risks against catastrophic injury-related events. The stop/loss amount for workers’ compensation is $350,000 per employee per accident. At December 31, 2012 and 2011, the Company had an accrual of approximately $2,426,000 and $2,581,000, respectively, for workers’ compensation claims incurred but not paid or reported and for future claims from injuries existing at year-end.

The Company had approximately $28,181,000 of performance bonds issued on its behalf as of December 31, 2012. The performance bonds were required by various general contractors to guarantee the Company’s performance on projects.

3

Schedule 5.11 (Intellectual Property Rights)

NONE

Schedule 6.3 (Permitted Liens)

NONE

Schedule 6.4 (Indebtedness)

NONE

Schedule 6.5 (Guaranties)

NONE

Schedule 6.8 (Salaries)

Michael R. Hill, Scott D. Sherman, and Robert N. Waldrep Employment Agreements dated March 17, 2011.

Schedule 6.27 (Transactions with Affiliates)

Since its inception, the Company has maintained business relationships and engaged in certain transactions with the affiliated companies and parties described below. Since the closing of its initial public offering in July 1997, all transactions between the Company and its affiliated entities, executive officers, directors, or significant stockholders have been approved by a majority of the non-employee directors of the Company. The Company also believes these transactions were on terms that were no less favorable to the Company than the Company could have obtained from non-affiliated parties.

The Company leases its fabrication and office facilities located at 420 S. 19th Avenue, Phoenix, AZ 85009 from 19th Avenue/Buchanan Limited Partnership, an Arizona limited partnership (the “Schuff Partnership”). The general and limited partners of the Schuff Partnership are David A. Schuff, Scott A. Schuff, and certain of their family members. David A. Schuff is a co-founder and the Chairman of the Board of Directors of the Company, and Scott A. Schuff is a Director and the President and Chief Executive Officer of the Company. David A. Schuff and Scott A. Schuff presently are the beneficial owners of approximately 25.2% of the issued and outstanding common stock of the company including Treasury shares.

The Company has one lease with the Schuff Partnership with a 20 year term and is subject to increases every five years based on increases in the Consumer Price Index. All other terms and conditions remain unchanged. Rent expense with the related party leases during 2012 total $694,000.

* * *

No disclosure in this Disclosure Schedule relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

Headings have been inserted for convenience of reference only and shall in no way have the effect of amending or changing the express description of the corresponding paragraphs as set forth in the Loan Agreement. The Schedule numbers in this Disclosure Schedule correspond to the section numbers in the Loan Agreement which are modified by the disclosures; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Loan Agreement where such disclosure would be reasonably apparent. Furthermore, this Disclosure Schedule does not purport to disclose any agreements, contracts or instruments that may be entered into pursuant to the terms of the Loan Agreement.

SCHEDULE 3.9

Schuff Steel Company, Phoenix, Arizona

Machinery and Equipment Appraisal Report – See attached.

SCHEDULE 3.9

Schuff International Inc. and Schuff Steel Company, Phoenix, Arizona

Furniture and Equipment Appraisal Report – See attached.

SCHEDULE 3.9

Schuff Steel Company, Gilbert, Arizona

Machinery and Equipment and Leasehold Improvements Appraisal Report – See attached.

SCHEDULE 3.9

Quincy Joist Company, Buckeye, Arizona

None.

SCHEDULE 3.9

Bannister Steel Company, National City, California (San Diego)

Property and Equipment Appraisal Report – See attached.

SCHEDULE 3.9

Addison Steel Company, Orlando, FL

Property and Equipment Appraisal Report – See attached.

SCHEDULE 3.9

Quincy Joist Company, Quincy, Florida

Property and Equipment Appraisal Report – See attached.

SCHEDULE 3.9

Six Industries, Inc., Houston, Texas